Exhibit 10.37



                   PURCHASE AND SALE AGREEMENT

                   Dated as of March 29, 2002

                          by and among

                  FREEPORT-McMoRan SULPHUR LLC,

                    McMoRan EXPLORATION CO.,

                      McMoRan OIL & GAS LLC

                               and

                 GULF SULPHUR SERVICES LTD., LLP



                        TABLE OF CONTENTS

                                                         Page No.

ARTICLE I.
          DEFINITIONS                                           1
ARTICLE II.
          PURCHASE AND SALE                                     6
     2.1  PURCHASE AND SALE OF ASSETS                           6
     2.2  EXCLUDED ASSETS                                       8
     2.3  ASSUMPTION OF SPECIFIED LIABILITIES                   9
     2.4  EXCLUDED LIABILITIES                                  9
     2.5  CONSIDERATION                                        11
     2.6  CLOSING ADJUSTMENT.                                  11
     2.7  SUBSEQUENT CLOSING ADJUSTMENT.                       12
     2.8  TRANSFER OF TITLE                                    13
     2.9  OTHER ADJUSTMENTS                                    13
     2.10 SULPHUR ENTERPRISE                                   13
ARTICLE III.
          THE CLOSING                                          13
     3.1  CLOSING                                              13
     3.2  DELIVERIES AT CLOSING                                14
ARTICLE IV.
          REPRESENTATIONS OF SELLER                            15
     4.1  ORGANIZATION                                         15
     4.2  AUTHORIZATION; ENFORCEABILITY                        15
     4.3  NO APPROVALS OR CONFLICTS                            15
     4.4  ASSETS.                                              16
     4.5  MATERIAL CONTRACTS                                   16
     4.6  LITIGATION AND CLAIMS                                17
     4.7  PROPRIETARY RIGHTS                                   17
     4.8  EMPLOYEES AND EMPLOYMENT MATTERS.                    17
     4.9  INTERESTS IN SUPPLIERS, CUSTOMERS AND COMPETITORS    18
     4.10 ENVIRONMENTAL MATTERS                                18
     4.11 COMPLIANCE WITH LAWS                                 19
     4.12 LICENSES AND PERMITS                                 19
     4.13 ABSENCE OF CERTAIN CHANGES                           19
     4.14 BROKER'S OR FINDER'S FEES                            19
     4.15 TAXES; ERISA                                         20
     4.16 INSURANCE; SURETY BONDS.                             20
     4.17 FINANCIAL.                                           20
     4.18 REAL PROPERTY.                                       20
     4.19 ILLEGAL ACTIVITY                                     21
     4.20 FAIR VALUE                                           22
     4.21 COMPLETE DISCLOSURE                                  22
ARTICLE V.
          REPRESENTATIONS OF BUYER                             22
     5.1  ORGANIZATION                                         22
     5.2  AUTHORIZATION; ENFORCEABILITY                        22
     5.3  NO APPROVALS OR CONFLICTS                            22
     5.4  BROKER'S OR FINDER'S FEES                            23
     5.5  PROCEEDINGS                                          23
     5.6  INVESTIGATION.                                       23
ARTICLE VI.
          PRE-CLOSING COVENANTS                                23
     6.1  TIME OF ESSENCE; COOPERATION AND BEST EFFORTS.       23
     6.2  HART-SCOTT-RODINO FILING                             24
     6.3  PUBLIC STATEMENTS                                    24
     6.4  REVIEW OF THE BUSINESS                               24
     6.5  CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE.       24
     6.6  NO OTHER NEGOTIATIONS                                25
     6.7  NOTIFICATION OF CHANGES                              25
     6.8  NO INTENTIONAL ACTS                                  26
     6.9  AVAILABILITY OF EMPLOYEES                            26
     6.10 TANK AND BARGE REPAIRS                               26
     6.11 REPRESENTATIONS, WARRANTIES AND COVENANTS            26
     6.12 SELLER COOPERATION                                   26
     6.13 SELLER'S COMMERCIAL EFFORTS                          26
ARTICLE VII.
          CONDITIONS TO CLOSING                                26
     7.1  CONDITIONS APPLICABLE TO ALL PARTIES                 26
     7.2  CONDITIONS TO THE BUYER'S OBLIGATIONS                27
     7.3  CONDITIONS TO THE SELLER'S OBLIGATIONS               28
ARTICLE VIII.
          TAX MATTERS                                          28
ARTICLE IX.
          INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS         29
     9.1  INDEMNIFICATION.                                     29
     9.2  NOTICE AND DEFENSE OF CLAIMS.                        30
     9.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES           30
     9.4  LIMITATIONS                                          31
     9.5  ADJUSTMENT TO PURCHASE PRICE                         32
ARTICLE X.
          OTHER POST-CLOSING COVENANTS                         32
     10.1 TRANSFER TAXES                                       32
     10.2 ASSIGNMENT OF CERTAIN CONTRACTS                      32
     10.3 FURTHER ASSURANCES                                   32
     10.4 RECORD RETENTION                                     32
     10.5 MAIL AND OTHER COMMUNICATIONS.                       33
     10.6 WARN ACT NOTICE                                      33
     10.7 REASONABLE COOPERATION                               33
     10.8 RISK OF LOSS                                         33
     10.9 COVENANT NOT TO COMPETE; CONFIDENTIALITY             33
     10.10 ACCOUNTS RECEIVABLE                                 34
     10.11 ENVIRONMENTAL MATTERS.                              34
     10.12 CONFIDENTIALITY AGREEMENTS WITH THIRD PARTIES       38
     10.13 DOCKING RIGHTS                                      38
     10.14 RIGHT OF ACCESS                                     38
     10.15 DEVON SETTLEMENT AGREEMENT                          38
ARTICLE XI.
          TERMINATION                                          39
     11.1 TERMINATION                                          39
     11.2 EFFECT OF TERMINATION; SURVIVAL                      39
     11.3 EXCLUSIVE TERMINATION RIGHTS                         39
ARTICLE XII.
          MISCELLANEOUS                                        39
     12.1 NOTICES                                              39
     12.2 WAIVER                                               41
     12.3 EXPENSES                                             41
     12.4 INTERPRETATION.                                      42
     12.5 INTEGRATED AGREEMENT                                 42
     12.6 CHOICE OF LAW                                        42
     12.7 GUARANTY                                             43
     12.8 PARTIES IN INTEREST AND ASSIGNMENT                   43
     12.9 AMENDMENT                                            43
     12.10COUNTERPARTS                                         43
     12.11SPECIFIC PERFORMANCE                                 43


                   PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of March 29, 2002, is by and among Freeport-McMoRan Sulphur LLC, a Delaware limited liability company ("Seller"), Gulf Sulphur Services Ltd., LLP, a Texas limited liability partnership ("Buyer"), McMoRan Exploration Co., a Delaware corporation and sole member of Seller ("MMR"), and McMoRan Oil & Gas LLC, a Delaware limited liability company ("MOXY").

                      W I T N E S S E T H:

     WHEREAS, Seller desires to sell certain assets and convey certain liabilities relating to its transportation and terminaling business and Buyer desires to purchase such assets and assume such liabilities as provided in this Agreement; and

     NOW,  THEREFORE,  in  consideration of the  representations,
warranties,  covenants  and  agreements  herein  contained,   the
parties agree as follows:

                   ARTICLE I.     DEFINITIONS

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, each of the following terms shall have the meanings set forth below:

     "Acquired Assets" has the meaning specified in Section 2.1.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, has the right to control (in fact or by agreement), is controlled by, or is under common control with, such Person. As used in this definition, each of the terms "controls," "has the right to control," "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning specified in the introductory paragraph.

     "Asset Sale" means the sale of the Acquired Assets, the assumption of the Assumed Liabilities, and the payment of the Purchase Price in accordance with this Agreement.

     "Assumed  Liabilities" has the meaning specified in  Section
2.3.

     "Barge Repairs" has the meaning specified in Section 6.10.

     "Benefit  Arrangement"  means any employment,  severance  or similar contract, or any other contract, plan, policy or arrangement providing for compensation, bonus, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation or other compensated absences, insurance coverage (including any self-insured arrangement), health or medical benefits, disability benefits, and post-employment and retirement benefits, other than an Employee Plan that (a) is maintained, administered or contributed to by Seller, MMR or any ERISA Affiliate or (b) covers any employee or former employee of Seller.

     "Brokers" has the meaning specified in Section 2.4(c).

     "Business" means the Seller's business activities relating to the terminaling, handling, transporting and storage of sulphur, but expressly excluding the (a) purchase and sale of sulphur, (b) mining and exploitation of sulphur, (c) Excluded Assets and the operation thereof, and (d) sale, terminaling, handling, transportation and storage of sulphur recovered in connection with the ordinary course of oil and gas production and related activities by Seller, MMR or any of their respective Affiliates.

     "Business Day" means any day of the year on which banks are not required or authorized to be closed in New York City.

     "Buyer" has the meaning specified in the introductory paragraph.

     "Buyer  Indemnitees"  has the meaning specified  in  Section
9.1.

     "Buyer's  Ancillary Documents" has the meaning specified  in
Section 5.2.

     "Buyer's  Indemnity  Basket" has the  meaning  specified  in
Section 9.4(a)(ii).

     "CAA" has the meaning specified in the definition of "Environmental Laws."

     "CERCLA" has the meaning specified in the definition of "Environmental Laws."

     "Closing" means the closing of the Asset Sale.

     "Closing  Adjustment" has the meaning specified  in  Section
2.6(a).

     "Closing Date" means the date on which the Closing occurs.

     "COBRA"  means part 6 of Subtitle B of Title I of  ERISA  or
Section 4980B of the Code.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreements" means the Confidentiality Agreement by and between IMC Phosphates Company and Seller dated as of March 14, 2000, as amended by Amendment No. 1 to the Confidentiality Agreement dated as of October 31, 2000, and the Confidentiality Agreement by and between Savage Industries Inc. and Seller dated as of August 22, 2000.

     "Contracts" has the meaning specified in Section 2.1(f).

     "Criteria"   has   the   meaning   specified   in    Section
10.11(c)(vii).

     "CWA" has the meaning specified in the definition of "Environmental Laws."

     "Devon Settlement Agreement" means the Letter Agreement between Devon Energy Corp. and Seller dated August 22, 2000 and the escrow account established in connection with that Letter
Agreement.

     "Disclosure Schedules" means the schedules required by this Agreement and attached hereto.

     "Employee Plan" means (a) a plan or arrangement as defined in Section 3(3) of ERISA that (i) is maintained, administered or contributed to by Seller, MMR or any ERISA Affiliate or (ii) covers any employee or former employee of Seller.

     "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 USC 6901, et seq., as amended; the Clean Air Act ("CAA"), 42 USC 7401, et seq., as amended; the Clean Water Act ("CWA") 33 USC 1251, et seq., as amended; the Occupational Safety and Health Act, 29 USC 651, et seq., as amended, regulations issued by the United States Coast Guard, regulations issued by the United States Department of Transportation and any other federal, state, local or municipal laws, statutes, regulations, rules, or ordinances imposing liability or establishing standards of conduct for the protection of the environment, human health and safety, including, without limitation, all Environmental Laws governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, manufacture, processing, distribution, handling or disposal of Hazardous Materials and all Environmental Laws imposing record-keeping, maintenance, testing, inspection, notification and reporting requirements with respect to Hazardous Materials.

     "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws and all claims and rights of Seller thereunder to the extent relating to the Business or the Acquired Assets.

     "Equipment and Vessels" has the meaning specified in Section
2.1(c).

     "Equipment/Vessel  Lease"  has  the  meaning  specified   in
Section 2.1(d).

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "ERISA Affiliate" means any Person that is along with the Seller, a member of a controlled group of corporations, a controlled group of trades or businesses, or an affiliated service group, as described in section 414(b), (c), or (m) of the Code or that is required to be aggregated with the Seller under section 414(o) of the Code.

     "Escrow Agent" has the meaning specified in Section 2.5(c).

     "Escrow Amount" has the meaning specified in Section 2.5(c).

     "Excluded Assets" has the meaning specified in Section 2.2.

     "Excluded Liabilities" has the meaning specified in  Section
2.4.

     "GAAP" means generally accepted accounting principles in the United States of America, consistently applied for the time period involved.

     "General Partner" has the meaning specified in Section 5.1.

     "Hazardous Materials" means any pollutant, contaminant, pesticide, petroleum or petroleum fuel, radioactive substance, or hazardous or extremely hazardous, special, dangerous, or toxic waste, substances, chemicals or materials which are "hazardous substances" as defined in CERCLA, "hazardous waste" as defined in RCRA, "hazardous air pollutants" as defined under the CAA, and "hazardous substances" as defined under the CWA.

     "HSR Act" has the meaning specified in Section 6.2.

     "IMC" means IMC Global Inc.

     "Indemnified  Person" has the meaning specified  in  Section
9.2(a).

     "Indemnifying Person" has the meaning specified  in  Section
9.2(a).

     "Indemnity  Claim"  has  the meaning  specified  in  Section
9.2(a).

     "Independent Auditor" means Deloitte & Touche LLP or such other nationally recognized accounting firm mutually acceptable to Buyer and Seller that has not represented either party (or any of its Affiliates) in the previous three years.

     "Intellectual Property" has the meaning specified in Section
2.1(h).

     "Investigatory  Workplan"  has  the  meaning  specified   in
Section 10.11(c)(i).

     "Knowledge of Seller" means actual knowledge of all officers of MMR and Seller and managerial/supervisory employees of MMR and Seller who are involved in Seller's sulphur business.

     "Leased Equipment and Vessels" has the meaning specified  in
Section 2.1(d).

     "Leased  Premises"  has  the meaning  specified  in  Section
2.1(b).

     "Licenses  and Permits" has the meaning ascribed in  Section
2.1(g).

     "Lien" means, with respect to any Acquired Asset, whether contingent or absolute, any title defect, lien, deed of trust, mortgage, easement, covenant, pledge, charge, transfer restriction, right of first refusal, preemptive right, option, claim, security interest, right of others or other encumbrance of any nature whatsoever.

     "Losses" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, interest, damages, diminution of value, costs and expenses, including, without limitation: reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any of the foregoing.

     "Master  Agreement" means the Master Agreement among Seller,
MMR, IMC, Savage and Buyer executed contemporaneously herewith.

     "MMR"   has   the  meaning  specified  in  the  introductory
paragraph.

     "Multiemployer Plan" means a plan or arrangement as defined in Section 3(37) of ERISA.

     "Notice" has the meaning specified in Section 12.1.

     "Owned  Terminals Side Agreement" means the Owned  Terminals
Side Agreement among Seller, Buyer, MMR and MOXY executed contemporaneously herewith.

     "Premises  Lease"  has  the  meaning  specified  in  Section
2.1(b).

     "Pennzoil Asset Purchase Agreement" means the Asset Purchase
Agreement  between  Freeport-McMoran Resource  Partners,  Limited
Partnership and Pennzoil Company dated October 22, 1994.

     "Permitted Lien" means (a) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property that in each case are set forth on Schedule 1.0, (b) statutory Liens for current taxes or assessments on property that are accrued but not yet payable,
(c)  mechanic's,  materialman's and other  liens  for  goods  and services  incorporated  into  or provided  with  respect  to  the property encumbered thereby arising by operation of law in the ordinary course of business, provided that the obligations secured by such Liens (i) are not yet due and owing and (ii) do not materially interfere with the use or enjoyment of any of the Business properties or assets and do not materially impair the marketability thereof, (d) statutory Liens in favor of lessors of real property on personal property located on such real property provided that the obligations secured by such Liens (i) are for amounts not yet due and owing and (ii) do not materially interfere with the use or enjoyment of any of the Business properties or assets and do not materially impair the marketability thereof, and (e) any other Liens reflected as exceptions on the title insurance commitments set forth on
Schedule 1.0 covering real property; provided that any of such Liens securing obligations for borrowed money will be released at or before the Closing, and with respect to (c) and (d) above, will remain the responsibility of Seller for the period through Closing.

     "Person" means any natural person, corporation, partnership,
limited  liability  company,  trust  and  any  other  entity   or
organization of any kind, including governmental or political subdivisions or agencies or instrumentalities thereof.

     "Premises  Lease"  has  the  meaning  specified  in  Section
2.1(b).

     "Purchase Price" has the meaning specified in Section 2.5.

     "RCRA" has the meaning specified in the definition of "Environmental Laws."

     "Real Property" has the meaning ascribed in Section 2.1(a).

     "Release" means any spill, discharge, leach, leak, emission, escape, injection, dumping or other release of a Hazardous Material into the environment, including any Release which is subject to but not in compliance with Environmental Laws, whether or not notification or reporting of such Release to any governmental agency was or is required.

     "Remedial  Workplan"  has the meaning specified  in  Section
10.11(c)(ii).

     "Remediation  Site"  has the meaning  specified  in  Section
10.11(c).

     "Report" has the meaning specified in Section 5.6(b).

     "Savage" means Savage Industries Inc.

     "Seller" has the meaning specified in the introductory paragraph.

     "Seller/IMC Agreement" means the Agreement between IMC and Seller executed contemporaneously herewith.

     "Seller's Ancillary Documents" has the meaning specified  in
Section 4.2.

     "Seller's Indemnitees" has the meaning specified in  Section
9.1(b).

     "Seller's  Indemnity  Basket" has the meaning  specified  in
Section 9.4(a)(i).

     "Settlement Agreement" means the Compromise and Settlement Agreement between IMC Global Inc., its subsidiary IMC Phosphates Company, Phosphate Resources Partners Limited Partnership, and
McMoRan Exploration Co., its subsidiaries Freeport McMoRan Sulphur LLC and McMoRan Oil & Gas LLC, in the form attached to the Master Agreement.

     "Shut-Down Obligations" has the meaning set forth in Section
10.11(e).

     "Subsequent Closing Adjustment" has the meaning specified in
Section 2.7.

     "Sulphur  Inventory"  has the meaning specified  in  Section
2.2(k).

     "Supplemental  Sampling Data" has the meaning  specified  in
Section 5.6(b).

     "Tank Repairs" has the meaning specified in Section 6.10.

     "Taxes" means all federal, state, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, severance, stamp, license, payroll, employment, social security, unemployment, disability, registration, value-added, alternative or add-on minimum, estimated, transfer, franchise, property, withholding or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing.

     "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing.

     "Terminal Sites" means the location of the terminals used in the Business and more fully described on Exhibit A.

     "Ton" means long ton.

     "Vessels" means the vessels owned by Seller as set forth  on
Schedule 2.1(c).

     "WARN Act" has the meaning specified in Section 10.6.

                ARTICLE II.    PURCHASE AND SALE

     2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall convey, assign, transfer and deliver to Buyer and Buyer shall acquire and accept from Seller, free and clear of all Liens (other than Permitted Liens), all of the assets, properties and rights of Seller of every kind, nature and description, corporeal or incorporeal, tangible or intangible, used in the Business, but
excluding  the  Excluded  Assets  (collectively,  excluding   the
Excluded Assets, the "Acquired Assets"). The Acquired Assets shall include, but not be limited to, the following:

          (a) Except as set forth in the Owned Terminals Side Agreement, the real property constituting the Terminal Sites set forth on
Schedule 2.1(a), together with all buildings, structures and improvements located thereon and fixtures attached thereto and all rights of way, privileges, easements and servitudes attendant thereto (the "Real Property");

(b) The real estate leases (each, a "Premises Lease") constituting the Terminal Sites set forth on Schedule 2.1(b)
(collectively, the "Leased Premises"), in each case to be transferred by an assignment and assumption of lease agreement;

(c)  The equipment, vehicles and Vessels set forth on Schedule
2.1(c) (collectively, the "Equipment and Vessels");

(d) The personal property charters, contracts of affreightment and/or leases set forth on Schedule 2.1(d) (each, a "Equipment/Vessel Lease") with respect to the property described therein and the property set forth on Schedule 2.1(d) (collectively, the "Leased Equipment and Vessels"), in each case to be transferred by an assignment and assumption of lease agreement;

(e) All of Seller's assets located on the Terminal Sites (other than the Marine Duval), including, but not limited to machinery, furniture, tools, spare parts, supplies, fuel, lubricants, computers, printers, other shop and office equipment, mobile equipment and other personal property;

(f) All claims and rights of the Seller under all other agreements, contracts, leases, and other contracts and commitments of the Seller used in the Business, each of which is more particularly described on Schedule 2.1(f) (collectively, the "Contracts") other than any such Contracts set forth on Schedule 2.2(l);

(g) All of Seller's licenses, permits, consents, use agreements, approvals, authorizations and certificates of any regulatory, administrative or other governmental agency or body used in the Business and all claims and rights of Seller thereunder (the "Licenses and Permits") and Seller's Environmental Permits, all of which collectively are more particularly described on Schedule 2.1(g);

(h) Seller's patents, know-how and technology used in the Business, all of which is set forth on Schedule 2.1(h)
(collectively, "Intellectual Property");

(i) All books and maintenance, operations, Tax Returns (other than income and franchise Tax Returns), and other records of Seller located at the Terminal Sites and any other books and records (wherever located), in each case, to the extent related to the present operations of the Business and the historical books and records related to the business activities involving the Acquired Assets; it being understood by Buyer that it may not be possible to segregate certain records from MMR's and Seller's records but that Seller may retain copies of information set forth in such records to the extent they do not relate exclusively to the Business;

(j)  All computer software programs set forth on Schedule 2.1(j);

(k)  All prepaid expenses with respect to the Acquired Assets;

(l) All rights and interests of Seller arising under any claim or potential claim against any person or any other contingent assets, whether arising under contract rights, warranties, subrogation rights or at law or equity, including without limitation all claims against suppliers, customers and insurance underwriters and brokers, in each case only to the extent they arise out of the Business following the Closing;

(m) All other assets, including but not limited to machinery, furniture, tools, spare parts, supplies, fuel, lubricants, computers, printers, other shop and office equipment, mobile equipment and other personal property of Seller, which are used in, or required for the Business, other than Excluded Assets; and

(n) Sulphur inventory on vessels in transit which will become the property of ExxonMobil upon delivery.

     2.2  Excluded Assets.  Notwithstanding the provisions of Section
2.1 hereof, the Acquired Assets do not include the following (the
"Excluded Assets"):

          (a) All rights of Seller under this Agreement and the instruments and agreements delivered to Seller by Buyer pursuant to this Agreement;

          (b) Except as provided in Section 2.1(l), cash and cash equivalents, bank accounts, deposits, escrow accounts and other financial assets;

          (c) All insurance policies and rights thereunder, including without limitation all claims receivable and rights to any cancellation value, return premium, return fees and finance contract credits in existence on the Closing Date or arising out of the cancellation of policies in effect on the Closing Date;

          (d) All assets relating to any pension, stock bonus, stock option, or other related rights, medical (including self-insured arrangement), dental, life, disability, workers' compensation, vacation, deferred compensation, bonus, incentive plan, or any other segregated funds for the benefit of Seller's employees, and any claims for insurance or any other funding vehicle for Benefit Arrangements or Employee Plans;

          (e)  All accounts receivable of Seller as of the Closing Date;

          (f) All marks of Seller, including without limitation any and all trademarks or service marks, trade names, slogans or other like property relating to or including the name "Freeport-McMoRan
Sulphur LLC" or "Freeport-McMoRan" or "Freeport" or "McMoRan" and all derivations, variations and abbreviations thereof; provided, however, that Buyer shall have a reasonable time following
Closing, but in no event more than thirty (30) days after the Closing Date, to remove all such trademarks or service marks, trade names, slogans or other like property from any of the Acquired Assets;

          (g) All rights and interests of Seller arising under any claim or potential claim against any person or any other contingent
assets,   whether  arising  under  contract  rights,  warranties,
subrogation rights or at law or equity, including without limitation all claims against suppliers, customers and insurance underwriters and brokers, in each case only to the extent they
(i) do not arise out of the Business or (ii) arise on or prior to Closing;

          (h) The Agreement for Sulphur Supply dated as of July 1, 1993, as amended, among Seller (as successor to Freeport-McMoRan
Resource Partners, Limited Partnership and IMC Global Operations,
Inc.) and IMC Phosphates Company (formerly IMC-Agrico Company);

          (i) Except as set forth on Schedule 2.2(i), Seller's Port Sulphur facility and all personal property located at Seller's
Port Sulphur facility and at Seller's New Orleans offices;

          (j) Other properties, claims and rights set forth on Schedule 2.2(j) and those not otherwise constituting Acquired Assets and in each case spare parts relating thereto;

          (k) All of Seller's liquid sulphur inventory as of the Closing Date (collectively, the "Sulphur Inventory") and records relating to the Sulphur Inventory;

          (l) The contracts described on Schedule 2.2(l) which will be terminated in connection with the Closing, assigned to IMC or its Affiliates, or retained by Seller; and

          (m) All rights and interests to any revenue or income from the Excluded Assets and the proceeds from the sale or transfer of the Excluded Assets.

     2.3 Assumption of Specified Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer will assume only (a) the payment and performance obligations of the Business arising after the Closing Date under the Contracts, Premises Leases, Equipment/Vessel Leases, Licenses and Permits, and Environmental Permits that are effectively assigned to Buyer or as to which Buyer effectively has the benefits pursuant to Section 10.2, (b) Seller's obligation to redeliver to ExxonMobil the sulphur described in Section 2.1(n),
(c)  obligations  pursuant  to  the  arrangements  identified  on
Schedule 2.1(f) item 23, and (d) obligations approved by Buyer in accordance with the following procedures: after April 1, 2002 Seller will communicate with Terrence Savage at (801) 261-6637, email: Terrence@savageind.com, fax (801) 269-0543 to request Buyer's approval to incur any obligation prior to Closing in an amount equal to or greater than TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2500.00), which shall become due after Closing and shall incur only such obligations as are approved in writing by Mr. Savage or his designee in his or their reasonable discretion.

2.4  Excluded Liabilities.  Except for the Assumed Liabilities,
Buyer shall not assume and shall not be responsible for any liabilities, obligations or commitments (the "Excluded
Liabilities"). The Excluded Liabilities shall include, but not be limited to:
          (a)  Any liabilities or obligations associated with the Excluded
Assets;

          (b) All liabilities or obligations relating to any accounts payable (which will be paid by Seller to the extent not being contested in good faith by Seller) of the Business as of the Closing Date;

          (c) Any liabilities or obligations to brokers, including without limitation JP Morgan Chase & Co. (the "Brokers") in respect of brokerage or finder's fees or expenses arising out of or relating to the transactions contemplated hereby;

          (d) Any liabilities or obligations arising out of or relating to a matter the nondisclosure of which results in a breach of a representation or warranty of Seller contained herein;

          (e) All liabilities or obligations arising out of claims made by any person employed by Seller in the Business for payment of costs incurred with respect to employment with Seller under any medical insurance plan;

          (f) All liabilities or obligations arising out of incidents or events with respect to any person employed at the time of such incident or event by Seller (or personnel supplied by contractor to Seller with respect to the Business) for payment or benefit under any state workers' compensation statute or other law;

          (g) All liabilities or obligations of the Business that arise out of, result from or relate to personal injury or property damage (including as set forth in Section 10.11(a)) that occur or have occurred prior to the Closing Date;

          (h) Any liabilities or obligations for Taxes for periods prior to and including the Closing Date, except as otherwise expressly provided in this Agreement;

          (i) Except as provided in Section 2.3, all liabilities or obligations of the Business or relating to an Acquired Asset that arise out of, result from, or relate to, any violation of any
applicable   law,   statute,  ordinance,  regulation   or   other
governmental requirement, to the extent that such liabilities or obligations are attributable to actions taken or events occurring prior to the Closing Date;

          (j) Any liabilities or obligations to employees of Seller or the Business, including but not limited to, any Benefit Arrangement, Employee Plan, Multiemployer Plan, COBRA, ERISA, severance, bonus or other compensation payments to employees of Seller or the Business (including any determination of such liability or obligation by a court or government agency), and any liabilities for salaries, wages, bonuses, vacation pay and other compensation which are owed to employees of Seller or the Business (as used in this Section 2.4(j), "employees" includes current (through the Closing), former and retired employees of Seller or the Business and employees of contractors provided to Seller);

         (k) Any liabilities or obligations with respect to indebtedness for borrowed money, or any capitalized lease obligations;

         (l) Regarding Excluded Assets, any liabilities or obligations with respect to, relating to, associated with or arising out of any applicable Environmental Laws or environmental matter with respect to: (i) the ownership, occupancy, use, control or
condition   of  the  Excluded  Assets(including  any  liabilities
arising out of or relating to the operation or ownership  of  the
Main Pass mines); (ii) the purchase and sale of sulphur by Seller; (iii) mining and exploitation of sulphur by Seller; (iv)
sale,  terminaling,  handling,  transportation  and  storage   of
sulphur recovered in connection with the ordinary course of oil and gas production and related activities by Seller, MMR or any of their respective Affiliates; and (v) any Release of any Hazardous Material at the Excluded Assets or any other property to which Hazardous Materials generated by the operations of the Excluded Assets were sent or came to be present;

        (m) Regarding the Business or Acquired Assets, and other than specified Shut-Down Obligations with respect to the Terminal
Sites  as  set  forth  in  Section  10.11,  any  liabilities   or
obligations with respect to, or relating to, associated with or arising out of any applicable Environmental Laws or environmental
matter  with  respect  to:   (i) the ownership,  occupancy,  use,
control or condition of the Business or Acquired Assets on or prior to Closing; and (ii) any Release of any Hazardous Material by the Business or at the Acquired Assets or any other property to which Hazardous Materials generated by the operations of the Business or the Acquired Assets were sent or came to be present, in either case on or prior to Closing;

       (n) Any liabilities or obligations under the Devon Settlement Agreement, and the Pennzoil Asset Purchase Agreement or any other agreement or arrangement with Devon Energy Corp. or Pennzoil
Company;

       (o) Any costs or expenses arising in connection with the scheduled dry docking and re-certification of the M/V Benno C.
Schmidt and any repairs in connection therewith (which will commence prior to Closing);

      (p) Any liability or obligation arising prior to Closing except as expressly provided in this Agreement; and

      (q) Without limitation by the specific enumeration of the foregoing, any liabilities or obligations not expressly assumed by Buyer pursuant to the provisions of Section 2.3.

     2.5  Consideration.  The consideration for the Acquired Assets
shall    be   (i)   FIFTY-TWO   MILLION   AND   00/100    DOLLARS
($52,000,000.00) (the "Purchase Price") to be adjusted pursuant to Sections 2.6, and 2.9 and (ii) the assumption of the Assumed Liabilities. At the Closing, Buyer shall:

     (a) Pay to Seller, by wire transfer of immediately available funds to an account designated in writing by Seller not less than one Business Day prior to the Closing, an amount equal to (i) the Purchase Price, less (ii) the Escrow Amount (as herein defined);

     (b) Execute an agreement pursuant to which Buyer shall assume the Assumed Liabilities;

     (c) Deposit, on behalf of Seller and pursuant to a written letter of direction from Seller, with JP Morgan Chase & Co. as escrow agent (the "Escrow Agent"), an amount (the "Escrow Amount") equal to the sum of (i) the amount reasonably determined by Buyer to be necessary to complete the Tank Repairs and the Barge Repairs, plus (ii) the maximum amount (not to exceed FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00)) reasonably estimated by Buyer to be necessary to secure Seller's performance of the Remedial Workplan and other obligations set forth in
Section 10.11(c). Such funds (plus all income accrued thereon) shall be maintained by Escrow Agent to secure Seller's obligations set forth in Sections 6.10 and 10.11(c). The Escrow Amount shall be administered and payable in accordance with an escrow agreement reasonably acceptable to the parties, and any amounts remaining in the escrow account shall be remitted to the Seller (x) in the case of the escrow described in Section 2.5(c)(i) after completion of repairs and (y) in the case of the escrow described in Section 2.5(c)(ii) following completion of remediation at the Remediation Site as determined under Section 10.11(c); and

     (d) Provision shall be made for payment at the Closing out of the net proceeds for discharge of all Liens (other than Permitted Liens) and payment of all amounts incurred through the Closing Date (based on an accrual basis of accounting) to third parties under all Contracts and Equipment/Vessel Leases and all other
agreements,  contracts,  leases  and  commitments  used  in   the
Business including liens for goods and services.

Within ninety (90) days following Closing, Buyer shall prepare and deliver to Seller an allocation of the Purchase Price among the Acquired Assets and the restrictive covenants set forth in
Section 10.9 hereof, which allocation shall be consistent with the requirements of Section 1060 of the Code.

     2.6  Closing Adjustment.

    (a) The following adjustments and prorations with respect to the Acquired Assets (the "Closing Adjustment") shall be computed as of the end of the Closing Date (except as otherwise expressly provided below), in accordance with the following:

 (i) Seller shall be responsible for and pay all expenses with respect to, and shall be entitled to receive and retain all revenue from, the Acquired Assets accruing through the end of the Closing Date, regardless of when paid (in the case of expenses) or received (in the case of revenue);

(ii) Pursuant to Schedule 2.6(a)(ii) and to the extent not set forth on Schedule 2.6(a)(ii), any expenses, revenues or other payments due to or from Seller with respect to the Acquired Assets (excluding maintenance costs and other expenses which are Excluded Liabilities) that relate to a period of time which includes but does not end on the Closing Date, including without limitation rental payments under the Premises Leases and Equipment/Vessel Leases, taxes, license fees and those set forth on Schedule 2.6(a)(ii), shall be prorated on an equitable basis (provided that Buyer received post-Closing value for such service in its reasonable discretion, and provided further that Buyer shall not have the discretion to determine whether it will receive post-Closing value with respect to the matters assumed under Section 2.3 or described on Schedule 2.6(a)(ii)) taking into account the services provided prior to Closing, the location of any sulphur at Closing, and the number of days within such period that have elapsed before and after the Closing Date, unless another method of pro ration is specifically identified in the arrangement governing such expenses, revenues or payments (such as hourly or daily rates), with (A) any such expenses or other payments relating to the period of time after the Closing Date for which the Seller has paid, serving to increase the Purchase Price and (B) any such expenses or other payments relating to the period of time before the Closing Date which the Buyer will pay and any revenues or receivables relating to the period of time after the Closing Date which the Seller has received, other than the storage reservation fees pursuant to
Section 5.1(a) of the Sulfur Tolling Agreement between Koch Sulfur Products, LLC and Seller effective September 1, 2001, serving to decrease the Purchase Price;

(iii) Real estate, personal and other ad valorem, property or other similar taxes and assessments pertaining to any part of the Acquired Assets shall be estimated on the basis of the latest available property tax information, whether for the current or preceding year; provided that the Subsequent Closing Adjustment shall be based on the assessment in effect prior to the Closing, but at the rates applicable to the year in which the Closing occurs; and

(iv) To the extent transferable, contracts for the supply of water, sewerage, telephone service, gas, and electric power shall be transferred by Seller as of the close of business on the Closing Date. Except as set forth in Section 10.11(d) relating to the SRE/BBE wastestream, Buyer shall be responsible, at its expense, for procuring any new required agreements for the supply of water, sewerage, telephone service, gas and electric power after the Closing Date. Seller shall be responsible for paying all utility charges incurred in its name and Buyer shall be responsible for paying all utilities incurred in its name. All utility deposits and bonds of Seller shall belong to Seller, and Buyer shall be obligated to make its own deposits and post its own bonds with the various utilities providing services to the Terminal Sites.

     (b) Seller shall compute an estimated allocation of the items described in Section 2.6(a) as of a date not less than three days nor more than seven (7) days prior to the Closing Date, and deliver a written report showing in detail the nature and basis of this computation to Buyer not less than three (3) days prior
to  the  Closing  Date.   Seller  shall  provide  to  Buyer  such
additional information with respect to such computation as  Buyer
may  request.   Buyer  shall  have  the  right  to  approve  such
allocations, which approval shall not be unreasonably withheld. The Closing Adjustment shall be subject to further adjustment and final determination on the basis of the Subsequent Closing Adjustment as set forth in Section 2.7 below. If the amount of the Closing Adjustment, as set forth on such tentative statement, represents a credit to Buyer, then the amount thereof shall be offset against the amount of the Purchase Price payable by Buyer to Seller at the Closing. If it represents a credit to Seller, then Buyer shall increase by the amount of the credit the amount of the Purchase Price payable by Buyer to Seller.

     2.7  Subsequent Closing Adjustment.

    (a) Promptly following consummation of the Closing, Buyer shall undertake an analysis of the Closing Adjustment to determine its accuracy and, within sixty (60) days after the Closing Date, deliver to Seller a written report statement setting forth any changes in the Closing Adjustment (the "Subsequent Closing
Adjustment").   Seller shall afford Buyer and its representatives
reasonable access to its books, records and personnel for purpose
of  determining  the  Subsequent Closing Adjustment.   If  Seller
objects to the Subsequent Closing Adjustment, such objection shall be made in writing and delivered to Buyer within thirty
(30) days after Seller's receipt of the report on the Subsequent Closing Adjustment, failing which such report shall be deemed to have been accepted by Seller. If any objections are not resolved between Buyer and Seller within fifteen (15) days following Buyer's receipt of Seller's statement of objections, either party may elect that any unresolved objections shall be submitted to an Independent Auditor within thirty (30) days of the date of the
submission  of  the  statement  of objections.   The  Independent
Auditor shall make its own independent determination of the accuracy of the Closing Adjustment, based on the standards pursuant to which the calculations set forth in Section 2.6(a) were made, within thirty (30) days of the date the objections are first submitted for arbitration, and such determination shall be final, non-appealable and binding upon the parties. The fees of the Independent Auditor shall be divided equally between Buyer and Seller.

    (b) To the extent that the Subsequent Closing Adjustment as adjusted pursuant to Section 2.7(a) shows that Buyer owes additional amounts to Seller in excess of those amounts previously credited, Buyer shall pay such amounts to Seller by wire transfer within forty (40) days after Seller's receipt of the report on the Subsequent Closing Adjustment if Seller fails to object to the Subsequent Closing Adjustment, and otherwise, within ten (10) days after Buyer's receipt of the Independent Auditor's Report. Any amount shown by the Subsequent Closing Adjustment, as adjusted, that Seller owes to Buyer in excess of those amounts previously credited shall be paid by Seller to Buyer by wire transfer within forty (40) days after Seller's receipt of the report on the Subsequent Closing Adjustment if Seller fails to object to the Subsequent Closing Adjustment, and otherwise, within ten (10) days after Buyer's receipt of the Independent Auditor's Report.

    (c) Upon the receipt by Buyer or Seller of actual real estate or personal property tax bills for any year that was part of a Closing Adjustment, the receiving party shall deliver copies of such bills to the other party, and the parties agree to reprorate such taxes within ten (10) days from the delivery of any such tax bill to the other party.

     2.8 Transfer of Title. Title and risk of loss with respect to the Acquired Assets and Buyer's right to operate and control the Acquired Assets will pass from Seller to Buyer at the Closing
Date.

     2.9 Other Adjustments. The Purchase Price shall be adjusted to the extent otherwise expressly agreed in writing by Buyer and Seller.

    2.10 Sulphur Enterprise. Buyer will pay to Seller on or before November 15, 2002 an amount equal to (a) the positive difference, if any, between $9.95 and the actual weighted average rate per Ton paid by the Buyer under the Contract of Affreightment with International Shipholding for sulphur shipped on the Sulphur Enterprise from the Closing Date through October 6, 2002, multiplied by (b) the number of Tons of sulphur shipped by Buyer on the Sulphur Enterprise during such period.

                 ARTICLE III.   THE CLOSING

     3.1 Closing. The closing of the transactions contemplated hereby shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. in New Orleans, Louisiana commencing at 10:00 a.m. local time on May 31, 2002 (or on such earlier date as the parties may agree), provided all of the conditions set forth in Article VII have been satisfied or waived by the party entitled to grant such waiver.

     3.2  Deliveries at Closing.  At the Closing:

          (a) Seller shall deliver, or cause to be delivered to Buyer the following:

               (i) such special warranty deeds, bills of sale, assignments, releases, consents to assignments and other instruments of sale, conveyance, assignment, assumption and transfer satisfactory in form and substance to Buyer and Seller as may reasonably be required in order to convey to Buyer all of Seller's right, title and interest in and to the Acquired Assets free of all Liens except for Permitted Liens;

               (ii) originals of all permits, Environmental Permits, licenses and governmental, administrative and regulatory approvals and authorizations that are in Seller's possession and that are necessary to own and operate the Acquired Assets;

               (iii) a schedule of sulphur inventories located at the Terminal Sites or on any vessels included in the Acquired Assets, setting forth the amount, owner, and delivery status;

               (iv) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby;

               (v)  opinions of counsel for the Seller opining as to the
corporate  or  company  status, due authorization,  validity  and binding effect of the Agreement and the related documents  to  be
delivered  by  Seller  and  such  other  matters  as  Buyer   may
reasonably request;

               (vi) Uniform Commercial Code ("UCC"), Federal and State tax lien and bankruptcy searches with respect to Seller, for the States of Louisiana, Texas, Florida and Delaware and the counties thereof in which a portion of the Business is conducted, United States
Coast Guard lien searches relative to Vessels, and patent, trademark and copyright searches with respect to Seller, all prepared by search companies reasonably satisfactory to Buyer, and dated not earlier than fifteen (15) days prior to the Closing
Date;

               (vii) consents to assignments and estoppel certificates with respect to the contracts and leases set forth on Schedule 7.1(d), in form and substance reasonably acceptable to Buyer and Seller;

               (viii) ALTA extended coverage title insurance policies (for which Buyer will pay one-half of the cost) and commitments and surveys with respect to the Real Property reasonably satisfactory to Buyer (to the extent necessary to obtain extended coverage under the title insurance policy); and

               (ix) all books and records which are Acquired Assets.

          (b) Buyer shall deliver, or cause to be delivered to Seller the following:

   (i) payment of the Purchase Price, less the amounts required to be withheld pursuant to Section 2.5, as adjusted, by wire transfer of immediately available funds to an account designated in writing by Seller (which designation shall not be less than one (1) Business Day prior to the Closing);

  (ii) the agreement pursuant to which Buyer shall assume the Assumed Liabilities;

  (iii) a perpetual royalty-free license (which license shall be non-transferable by Seller except in connection with the sale of the Excluded Assets) for the use by Seller of the Intellectual
Property in its business after the Closing; and

  (iv) such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.

          (c) Buyer and Seller shall each provide to the other such proof of satisfaction of the conditions set forth in Article VII as the party whose obligations are conditioned upon such satisfaction may reasonably request; and

          (d) Buyer and Seller shall each provide to the other the certificates, agreements and documents required by this Agreement and take such other action as is required to consummate the transactions contemplated hereby.

            ARTICLE IV.    REPRESENTATIONS OF SELLER

     Except as provided in the Disclosure Schedules attached hereto, Seller represents and warrants to Buyer as follows:

     4.1 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Seller has full power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is duly qualified or licensed to do business as a foreign limited liability company in good standing in the jurisdictions in which the ownership of its
property   or   the  conduct  of  its  business   requires   such
qualification, except where the failure to be so qualified would not adversely affect Seller's ability to transfer the Acquired Assets to Buyer or the validity, binding nature or enforceability of any of the Contracts, Equipment/Vessel Leases, Licenses and Permits, Environmental Permits, or Premises Leases.

4.2 Authorization; Enforceability. The board of directors of MMR, the sole member of Seller, has duly approved and authorized the execution and delivery of this Agreement and all other documents and instruments to be executed by Seller pursuant to this Agreement (collectively, "Seller's Ancillary Documents") and the consummation of the transactions contemplated hereby, and no other authorization proceedings on the part of MMR or Seller is necessary to approve and authorize the execution and delivery of this Agreement or any of Seller's Ancillary Documents by Seller and the consummation by Seller of the transactions contemplated hereby. This Agreement constitutes, and each of Seller's Ancillary Documents will constitute as of its date, a legal, valid and binding obligation of Seller, enforceable against it in accordance with its respective terms, except that the enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.3 No Approvals or Conflicts. Neither the execution, delivery or performance by the Seller of this Agreement or any of Seller's Ancillary Documents, nor the consummation by Seller of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in the breach of any provision of its certificate of formation or limited liability company agreement,
(b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon the Acquired Assets under any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which the Seller or any of its properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to the Seller or the Acquired Assets, or (d) require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority or any Person having a contractual relationship with Seller other than (i) any required filings under the HSR Act,
(ii) such items that have already been obtained, (iii) those that will not result or could not reasonably be expected to adversely affect Seller's ability to transfer the Acquired Assets to Buyer or Buyer's ability to operate the Acquired Assets or (iv) those disclosed on Schedule 4.3(d), which schedule shall indicate whether the item is a required consent or notice.

4.4  Assets.

          (a)  Schedules 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(h), are the
complete  lists  of  all  Real Property, Equipment  and  Vessels,
Leased  Premises,  Leased Equipment and Vessels and  Intellectual
Property, and Section 2.1 describes all material assets  relating to the Business owned in whole or in part by Seller, or leased by
Seller  or  otherwise used in the conduct of the  Business.   The
assets described in Section 2.1 constitute all property necessary in  order  for  Seller to conduct the Business  as  it  has  been conducted  in the past.  Except as set forth in Schedule  4.4(a), the  assets constituting tangible personal property described  in
Section  2.1 are in good operating condition and repair (ordinary wear  and usage excepted).  All Vessels listed on Schedule 2.1(c)
as  being  United  States  Coast Guard  documented  are  properly certified  for  operation  in  the Business  in  accordance  with
applicable  laws  and  regulations.   The  sulphur  described  in
Section  2.1(n)  conforms to the requirements of  the  applicable
ExxonMobil contracts.

          (b) Seller has good and marketable title to, or a valid leasehold interest in, and the power to sell or assign, the Acquired Assets free and clear of any Liens, except for Permitted
Liens.   No  unreleased mortgage, trust deed,  chattel  mortgage,
security agreement, financing statement or other instrument encumbering any of the Acquired Assets has been recorded, filed, executed or delivered other than Permitted Liens. The Acquired Assets are adequate to conduct the Business as it is presently being conducted and the Acquired Assets conveyed to Buyer on the Closing Date will be adequate to enable Buyer to continue to
conduct the Business as it is presently being conducted.   Seller
has no legal obligations, absolute or contingent, to any Person other than Buyer to sell or otherwise dispose of, or to refrain from selling or otherwise disposing of any of the Acquired Assets.

          (c) EXCEPT AS OTHERWISE PROVIDED HEREIN, SELLER CONVEYS THE ACQUIRED ASSETS, WITHOUT ANY WARRANTY, AND ALL IMPLIED WARRANTIES
WITH RESPECT TO THE ACQUIRED ASSETS, INCLUDING THOSE RELATED TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY
DISCLAIMED  BY SELLER AND EXPRESSLY WAIVED BY THE  BUYER.   BUYER
FURTHER DECLARES AND ACKNOWLEDGES THAT THE FOREGOING WAIVERS HAVE
BEEN  BROUGHT TO ITS ATTENTION AND EXPLAINED IN DETAIL TO IT  AND
THAT  BUYER  HAS  VOLUNTARILY  AND  KNOWINGLY  CONSENTED  TO  THE
FOREGOING WAIVERS.

     4.5 Material Contracts. Each Premises Lease, Equipment/Vessel Lease and each Contract is, and will be after the assignment thereof at the Closing, in full force and effect, and the Seller has in all material respects performed all obligations required to be performed by them to date thereunder. The Premises Leases, Equipment and Vessel Leases and the Contracts are all of the undischarged agreements which Seller is a party to, bound by, or the issuer, beneficiary or recipient of, with respect to the Business or which binds any of the Acquired Assets, other than immaterial obligations occurring in the ordinary course of business. All rents and other monetary amounts that have become due and payable under the Premises Leases, Equipment and Vessel Leases and Contracts have been paid. Except as described and disclosed on Schedule 4.5, no default by Seller has occurred and Seller does not know of, and has not received notice of violation or default under (nor does there exist any condition that with the passage of time or the giving of notice would cause such a
violation   of   or   default   under)   any   Premises    Lease,
Equipment/Vessel  Lease or any contract  set  forth  on  Schedule
2.1(f).   True  and  correct  copies of  all  contracts,  leases,
subleases and other instruments referred to in this Section 4.5 and all amendments and modifications thereto have been furnished by Seller to Buyer, and all such contracts and all other contracts or instruments to which Seller is a party and which relate to the Business, are in full force and binding upon the parties thereto and Seller has not been notified and has no knowledge of any termination thereof or any breach or claim of breach with respect to any of such contracts or instruments.

4.6 Litigation and Claims. Except as set forth in Schedule 4.6 and Schedule 4.10, there is no suit, claim, action, investigation or proceeding at law or in equity, any arbitration or any administrative or other proceeding by or before any court, governmental instrumentality or agency, pending or, to the Knowledge of Seller, threatened against Seller by or before any governmental entity or arbitrator that (a) relates to the Business or the Acquired Assets or the operation thereof or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. There are no facts which, if known by a potential claimant or governmental authority, would reasonably give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to Seller, would have a material adverse effect on the business, operations, assets, liabilities, financial condition or prospects of the Business, or the consummation of the transaction contemplated hereby, or the use of the Acquired Assets (whether by Buyer after the Closing or by Seller prior thereto).

4.7  Proprietary Rights.  Except as set forth on Schedule 2.1(h),
(a) the Seller is not bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property and pending applications therefor relating to the Business and (b) there are no claims or suits pending or threatened against it claiming an infringement of any copyrights, licenses, trademarks, service marks or trade names of others in connection with the Business and sale of the Business, and transfer of any of the rights referred to hereunder is not prohibited under any license, copyright, trademark or agreement. Seller has no knowledge of or any reason to believe that (x) any third party asserts ownership rights in any of the Intellectual Property, (y) Seller's use of any Intellectual Property infringes any right of any third party, or (z) any third party is infringing any of Seller's rights in any of the Intellectual Property.

4.8  Employees and Employment Matters.
          (a) Schedule 4.8(a)(i) contains a true and complete list of all of Seller's employees with respect to the Business as of the date hereof, and Schedule 4.8(a)(ii) contains a true and complete list of all personnel provided by contractors to Seller with respect to the Business as of the date hereof, in each case showing the job description, title and location of each such individual.

          (b) There (i) is no unfair labor practice complaint against Seller relating to the Business pending before the National Labor Relations Board, (ii) is no labor strike, slowdown or stoppage pending or, to the Knowledge of Seller, threatened against or involving the employees (including part-time employees, temporary employees and independent contractors) of the Business, (iii) is no labor union that claims to represent the employees of the Business, (iv) is no collective bargaining agreement currently being negotiated by Seller with respect to the employees of the Business, (v) is pending no labor or labor related grievance related to the Business that is likely to be material, (vi) is no arbitration proceeding arising out of or under any collective bargaining agreement of Seller and no claim therefor has been asserted, (vii) has not been any material labor difficulty experienced by Seller relating to the Business during the past three (3) years, and (viii) there is no employee-related matter that could adversely affect the Business or the Acquired Assets.

     4.9 Interests in Suppliers, Customers and Competitors. Except as set forth on Schedule 4.9, neither the Seller nor any officer or director (or, to the Knowledge of Seller, any member of the immediate family of a director or officer of the Seller) thereof, possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person that is a supplier, distributor, customer, lessor, lessee or competitor of the Business. Ownership of less than five percent (5%) of any class of securities of a company that has registered at least one class of its securities under the Securities Exchange Act of 1934 shall not be deemed a financial interest for purposes of this section.

     4.10 Environmental Matters.  Except as set forth in Schedule
4.10:

          (a) Both Seller (with respect to the Business) and Seller's use and operation of the Business (including without limitation the
Acquired  Assets) have been in material compliance and   continue
to  be in material compliance with applicable Environmental Laws.
Seller has neither received nor is aware of any notice, citation, summons, inquiry, complaint or order from any governmental authority alleging failure of the Seller to comply with, or alleging liability or potential liability for Seller's failure to comply with, applicable Environmental Laws with respect to the Business or the Acquired Assets.

          (b)  Seller has obtained all Environmental Permits necessary for
operation  of  the  Business  and  Acquired  Assets,   all   such
Environmental  Permits are in good standing, and Seller  and  the
Business are in compliance with all terms and conditions of  such
Environmental  Permits.   All  Environmental  Permits  issued  to
Seller  with  respect  to  the Business are  listed  on  Schedule
2.1(g).   Seller has neither received nor is aware of any notice,
citation,   summons,  inquiry,  complaint  or  order   from   any
governmental authority alleging failure of the Seller to obtain any Environmental Permit necessary to operate the Business or the Acquired Assets.

          (c) Seller has not stored, treated, recycled, generated, or transported any Hazardous Material in a manner that is subject to RCRA permitting in regards to the Business, or at, to, or from the Acquired Assets.

          (d) To Seller's Knowledge in the past ten (10) years, there have been no spills, discharges, leaks, or other releases of solid sulfur at or from the Acquired Assets except in the ordinary course of business.

          (e) To Seller's Knowledge, there has been no Release, for which Seller is responsible, or which could give rise to any obligation or liability, under any applicable Environmental Laws. No notice reporting a Release at, to or from the Business or Acquired Assets has been filed and Seller has not failed to file such notice when legally required to do so.

          (f) To Seller's Knowledge, no underground storage tanks have been installed or used on the Acquired Assets.

          (g) Neither the Business nor the Acquired Assets are now subject, nor to the best of Seller's Knowledge have they been subject in the past ten (10) years, to any order, judgment, or
decree   from,  or  agreement  or  settlement  with  any   Person
(including without limitation any prior owner or operator) respecting: (i) any remedial action; or (ii) any claims arising from the Release or threatened Release of a Hazardous Material at, to, or from the Business or Acquired Assets.


     4.11 Compliance with Laws. Except for environmental matters which are covered under Section 4.10:

          (a)  Seller is in compliance with, and is not in default or
violation  under,  and  has  not  conducted  its  operations   in
violation in any respect of, any law, rule, regulation, decree or order applicable to the Business or the Acquired Assets.

          (b) At no time has Seller been notified in writing that it was, and to the Knowledge of Seller it is not presently, the subject of any federal, state or local criminal investigation relating to
the  Business.   Except as set forth in Schedule 4.11(b),  at  no
time has Seller been notified in writing by any federal, state or local governmental authority of any violation of any law, regulation, ordinance, rule or order (including those described in other subsections of this Article IV) that remains unresolved.

     4.12 Licenses and Permits. Seller possesses such federal, state, and local licenses, permits and other authorizations necessary for the continued conduct of the Business in the ordinary course, consistent with past practices, without interruption, each of which is set forth on Schedule 2.1(g), and each of such Licenses and Permits is in full force and effect and has been and is being fully complied with by it. None of the governmental agencies or instrumentalities that have issued the Licenses and Permits has notified Seller in writing of its intent to modify, revoke, terminate or fail to renew any such License or Permit, and, to
the Knowledge of Seller, no such action has been threatened.   No
License or Permit will be modified, revoked or shall lapse as a result of the Asset Sale, except as set forth in Schedule 4.12.
This Section 4.12 does not cover environmental matters or Environmental Permits, each of which is covered under Section 4.10.

4.13 Absence of Certain Changes. Except as set forth in Schedule 4.13, the Seller has not with respect to the Business or the Acquired Assets, since December 31, 2001: (a) granted any increase in the rate of wages, salaries or other compensation or benefits to any employees (including part-time employees, temporary employees and independent contractors), other than increases or payments in the ordinary course of its business consistent with past practice, (b) suffered or incurred any damage, destruction, fire, explosion, accident, flood, or other casualty loss or act of God (whether or not covered by insurance), (c) suffered any labor disputes or disturbances, (d) otherwise failed to operate the Business in the ordinary course consistent with past practices so as to preserve the Business organization intact and to preserve the goodwill of its customers, suppliers, employees and others with whom it has business relations, (e) made or suffered any material change in the conduct or nature of any aspect of the Business, (f) without limitation by the enumeration of any of the foregoing, except for the execution of this Agreement and agreements entered into in anticipation of the transactions contemplated by this Agreement, entered into any transaction other than in the usual and ordinary course of business, (g) suffered or been threatened with any adverse change or loss of any relationship between Seller and any of its key employees, significant customers or significant suppliers, (h) disposed of material assets used in the Business, or (i) agreed to do any of the foregoing. Since December 31, 2001, Seller has not suffered any material adverse change with respect to (w) the Acquired Assets, (x) the condition of the Seller's Business, (y) environmental conditions subsequent to Buyer's recent environmental review of the Business, or (z) the contracts referred to herein to be assigned by Seller at the Closing.

4.14 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission or broker's or finder's fees from any parties hereto, or any Affiliate of the parties hereto, in connection with the Asset Sale (including the sale of the Real Property), other than fees to Chase Securities Inc., the payment of which shall be Seller's sole responsibility.

4.15 Taxes; ERISA. Seller and MMR have timely filed all Tax Returns required to be filed with respect to Taxes. All such Tax Returns are correct and complete in all material respects. All Taxes payable by Seller or MMR, whether or not shown on any Tax Return, have been paid in full. No claim has ever been made by an authority in a jurisdiction where Seller or MMR does not file Tax Returns that Seller or MMR is or may be subject to taxation by that jurisdiction. Seller and MMR have withheld and paid all Taxes or other amounts required to have been withheld and paid in connection with amounts paid or owing to any persons providing services to Seller or MMR. There are no tax liens on any Acquired Assets other than for Taxes not yet due. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Acquired Assets. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law. Neither Seller nor any ERISA Affiliate has any liability with respect to Multiemployer Plans. There are no Liens in favor of the Pension Benefit Guaranty Corporation.

4.16 Insurance; Surety Bonds.

          (a) Schedule 4.16(a) is a list of all policies and binders of insurance held by or on behalf of Seller or relating to the Business, the Terminal Sites or which name Seller as an insured and which pertain to the Acquired Assets, the Business, Seller's employees who are employed in the conduct of the Business or personnel provided by contractors to Seller with respect to the Business (specifying the amount of the coverage, the type of the coverage, expiration date, amount of deductible and any pending claims thereunder).

          (b) Schedule 4.16(b) lists all insurance claims made by Seller relating to the Business since December 31, 1998 and, to the Knowledge of Seller, the basis for any unmade claims.

(c) Schedule 4.16(c) lists all surety bonds and financial assurances in place with respect to the Business.

    4.17 Financial.

          (a) Seller's books, accounts and records with respect to the Business are, and have been, maintained in Seller's usual,
regular   and  ordinary  manner,  in  accordance  with  generally
accepted accounting practices, and all material transactions to which Seller has been a party with respect to the Business are properly reflected therein.

          (b) The cost information provided by Seller to Savage, IMC and their advisors fairly represents the historical costs related to the  Acquired  Assets as they have been operated  by  Seller,  in
accordance   with   generally   accepted   accounting   practices
consistently applied.

     4.18 Real Property.

(a) Except as set forth on Schedule 4.18(a), the Real Property is not subject to any leases or tenancies. None of the improvements comprising the Real Property or the businesses conducted by Seller thereon, including the Business, are in violation of any use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility easement. Seller is not in default under any agreement, lease or tenancy described on
Schedule 4.18(a), nor to the best Knowledge of Seller, is any other party thereto in default thereunder.

(b) The Leased Premises are leased to Seller pursuant to written leases, true, correct and complete copies of which have been provided to Buyer. None of the improvements comprising the Leased Premises, or the businesses conducted by Seller thereon, including the Business, are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code or ordinance or public utility or other easements. Seller is not in default under any agreement relating to the Leased Premises nor, to the best Knowledge of Seller, is any other party thereto in default thereunder. All options in favor of Seller to purchase any of the Leased Premises, if any, are in full force and effect.

(c) Except as set forth on Schedule 4.18(c) and under Section 10.11(d), each facility located on the Real Property and the Leased Premises currently is served by gas, electricity, water, sewage and waste disposal and other utilities adequate to operate such facility at its current rate of production and as proposed in the future, and none of the utility companies serving any such facility has threatened Seller with any reduction in service. Such utilities either enter the Real Property and the Leased Premises through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid, permanent public or private easements which, following the Closing, will inure to the benefit of Buyer, its successors and assigns. All of said utilities are installed and operating and all installation and connection charges have been paid for in full.

(d) Except as set forth on Schedule 4.18(d), the continued maintenance and operation of the Real Property and the Leased Premises as currently maintained and operated is not dependent on facilities located at other property, and the continued maintenance and operation of any other property is not dependent on facilities located on the Real Property or the Leased
Premises, in each case, other than commercially provided utilities; no building or other improvement not part of the Real Property or the Leased Premises relies on the Real Property or the Leased Premises (as applicable) or any part thereof or any interest therein to fulfill any governmental requirement; and no building or other improvement on the Real Property or the Leased Premises relies on any property not included within the Real Property or the Leased Premises (as applicable) to fulfill any governmental requirement.

(e) There are no challenges or appeals pending regarding the amount of the taxes on, or the assessed valuation of, the Real Property or the Leased Premises, and no special arrangements or agreements exist with any governmental authority with respect thereto (the representations and warranties contained in this Section 4.18(e) shall not be deemed to be breached by any prospective general increase in real estate tax rates).

(f) There are no condemnation proceedings pending or, to the best Knowledge of Seller, threatened with respect to any portion of the Real Property or the Leased Premises.

(g) There is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending or, to the best Knowledge of Seller, threatened with respect to any portion of the Real Property or, to the extent Seller is liable for payment therefor, the Leased Premises.

4.19 Illegal Activity. Neither Seller nor, to the best of Seller's Knowledge, any of its former or current officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Business or Seller's business, any bribes or kickbacks, illegal political contributions, payments from corporate funds not accurately and completely recorded on the books and records of Seller, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business.

4.20 Fair Value. Seller agrees that the Purchase Price is reasonably equivalent to the fair market value of the Business, including the Acquired Assets. Seller therefore hereby waives and releases Buyer and its past or present officers, partners, agents, attorneys, successors and assigns from any and all claims that the transactions contemplated hereby are avoidable as fraudulent transfers under state or federal law.
4.21 Complete Disclosure. No representation or warranty of Seller in this Agreement and no statement by Seller in any Schedule to this Agreement or Seller's Ancillary Documents omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

             ARTICLE V.     REPRESENTATIONS OF BUYER

     Buyer represents and warrants to Seller that:

5.1 Organization. Buyer is a limited partnership registered as a limited liability partnership, duly organized, validly existing and in good standing under the laws of the State of Texas and has the full power and authority to enter into this Agreement and to perform its obligations hereunder. Sulphur Assets Holding Company LLC, a Delaware limited liability company (the "General Partner") is the sole general partner of the Buyer and is duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2 Authorization; Enforceability. The members of the General Partner have duly approved and authorized the execution and delivery of this Agreement and the other documents and instruments to be executed by Buyer pursuant to this Agreement (collectively, "Buyer's Ancillary Documents") by the General Partner on behalf of the Buyer and the consummation by the Buyer of the transactions contemplated hereby, and no other limited liability company, partnership, limited partnership, limited liability partnership or other proceedings on the part of the members, the General Partner or Buyer are necessary to approve and authorize the execution and delivery of this Agreement or any of Buyer's Ancillary Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby. This Agreement constitutes, and each of Buyer's Ancillary Documents will constitute as of its date, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except that the enforcement hereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.3 No Approvals or Conflicts. Neither the execution, delivery or performance by Buyer of this Agreement, any of Buyer's Ancillary Documents nor the consummation by Buyer of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in the breach of any provision of the certificate of limited partnership, limited liability limited partnership agreement, application for registered limited liability partnership or other formative document of Buyer or the certificate of formation, limited liability company agreement or other formative document of the General Partner, (b) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Buyer under, any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or commitment or obligation to which Buyer or any of its properties may be bound or affected, (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to Buyer or its properties, or (d) except for any required filings under the HSR Act or those that have already been obtained, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority other than those that, in the case of clause
(d) above, are not likely to materially or adversely affect Buyer's performance of its obligations under this Agreement or the Buyer's Ancillary Documents.

5.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from the any parties hereto, or any Affiliate of the parties hereto, in connection with the Asset Sale.

5.5 Proceedings. There is no action, suit or proceeding at law or in equity, any arbitration or any administrative or other proceeding by or before any court, governmental instrumentality or agency, pending or, to the knowledge of Buyer, threatened against or affecting Buyer that could have a material adverse effect on the ability of Buyer to consummate the Asset Sale or perform its obligations under this Agreement and the Buyer's Ancillary Documents.

5.6  Investigation.
          (a) Buyer acknowledges that it (i) has been furnished certain documents and materials relating to the Asset Sale and other information and (ii) has had the opportunity to visit with Seller and meet with its officers and representatives to discuss the Business, Acquired Assets, Assumed Liabilities and the Asset
Sale.

          (b)  IMC and Savage have retained Waldemar S. Nelson and Company
to   perform   a   pre-purchase   environmental   due   diligence
investigation  of  the  Real Estate, Leased  Premises  and  other
Acquired  Assets  as determined by IMC and Savage ("Environmental
Review").   IMC  and Savage acknowledge that Seller  has  allowed
such  firm,  as  part  of its Environmental  Review,  to  conduct appropriate inspections and sampling, to conduct interviews  with appropriate supervisors, employees and regulators of Seller,  and to  review  regulatory files.  The results of  the  Environmental
Review  have  been  summarized in the  following  reports:   "Due
Diligence   Investigation,  Four  Freeport  Sulphur   Terminals,"
Waldemar  S.  Nelson and Company (March 2002) (the "Report")  and
the  Supplemental Preliminary Sampling Data provided by  Waldemar
S.  Nelson  and  Company  on March 28,  2002  (the  "Supplemental
Sampling  Data") regarding the Terminal Site at  Galveston.   IMC
and  Savage  have shared and made available to Seller the  Report and  the  Supplemental  Sampling Data for the  Terminal  Site  at
Galveston.   Seller acknowledges that IMC and  Savage  have  made
available,  and Seller has conducted interviews with Waldemar  S.
Nelson regarding the Environmental Review.

          (c) Buyer acknowledges that it has made its own independent evaluation of the value of the Business, Acquired Assets and the Assumed Liabilities.

             ARTICLE VI.    PRE-CLOSING COVENANTS

     From the date hereof through the Closing Date, the parties covenant and agree as follows:

6.1  Time of Essence; Cooperation and Best Efforts.

          (a)   Time is of the essence and each party will devote
substantial  resources  and  work  diligently  to  complete   the
transactions contemplated by this Agreement as soon as possible.

          (b) Without limiting the foregoing, each party will cooperate with the other and use its commercially reasonable efforts to take all action and to do all things necessary to (i) procure all necessary  and appropriate consents and approvals, (ii)  complete
and    file   all   necessary   and   appropriate   applications,
notifications, filings and certifications and (iii) satisfy all requirements prescribed by law for the consummation of the transactions contemplated by this Agreement, and satisfy all other conditions set forth in this Agreement for the consummation of the transactions contemplated by this Agreement. All costs incurred in connection with obtaining consents shall be borne by Seller.

6.2 Hart-Scott-Rodino Filing. Within ten (10) Business Days of the execution of this Agreement, Buyer and Seller shall file notification and report forms with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act").

6.3 Public Statements. Buyer and Seller will cooperate with each other in the preparation of any press releases announcing the execution of this Agreement or the consummation of the Asset Sale. Except for any press release announcing the execution of this Agreement, no party, without the prior consent of the other, will issue any press release, written or oral statement for general circulation, or other public disclosure relating to the transactions contemplated hereby except as required by securities law disclosure requirements or otherwise as required by law. The parties agree to adhere to existing obligations under the Confidentiality Agreements. Each party agrees that it will consult with the other prior to the issuance of any press release or other written or oral statement for general circulation relating to the transactions described hereby, except to the extent such consultation is not feasible to discharge its legal obligations.

6.4 Review of the Business. Prior to the Closing Date, Seller will (a) make available to IMC, Savage or Buyer and its representatives, for inspection and review, the Acquired Assets and all properties, books, computer and information systems, records, accounts, documents and other information related to the Acquired Assets and the Business as may be reasonably requested from time to time by IMC, Savage or Buyer in connection with the Asset Sale; (b) make its officers and accountants available for consultation with IMC, Savage or Buyer upon the reasonable request of IMC, Savage or Buyer, (c) afford IMC, Savage and Buyer the opportunity to contact third parties having business, regulatory or other relationships with the Business (such as customers, suppliers, contractors, consultants, regulators and other third parties), and (d) permit access to third parties to verify information obtained pursuant to this Section 6.4 as the same may be reasonably requested by IMC, Savage or Buyer. In connection with any requests for information and access pursuant to this Section 6.4, Buyer will provide reasonable notice to Seller and endeavor to minimize the disruption of the Business. An employee or representative of Seller shall be entitled to be present at any or all inspections and reviews of the Acquired Assets and Seller's books, records, accounts, documents and other information by Buyer or Buyer's representatives.

6.5  Conduct of Business Prior to the Closing Date.

          (a) Without the prior written consent of Buyer, Seller shall not commit or omit to do any act that (i) would cause a breach of representation, warranty agreement, commitment or covenant of Seller contained in this Agreement in any respect, or (ii) would cause the representations and warranties contained in Article IV to become untrue in any respect.

          (b) Seller shall use commercially reasonable efforts (and Buyer shall cooperate with Seller) to obtain all consents specified by
Buyer   to   the   assignment  of,  or   alternate   arrangements
satisfactory to Buyer with respect to, any contract, lease, agreement, purchase order, sales order, or other instrument, License or Permit, or Environmental Permit which is to be assigned to Buyer hereunder and which may be required for such assignment to be effective.

          (c) Seller shall preserve the Business and the goodwill of its customers, suppliers and others having business relations with the  Business  and shall preserve and maintain in good  operating condition  and  repair  (ordinary wear and  usage  excepted)  all
Acquired  Assets  and shall not remove assets  from  any  of  the
Terminal   Sites,  or  sell,  transfer,  dispose   of,   replace,
substitute or destroy any such assets except in the ordinary course of business.

          (d) Seller shall conduct the Business in the usual and ordinary course and carry on all of its operations (including, without limitation, the purchase and sale of inventory and supplies, the collection of accounts receivable and the payment of accounts payable and other obligations) in accordance with past practices.

          (e) Without the prior written consent of Buyer, such consent not to be unreasonably withheld, and without limiting the generality of any other provision of this Agreement, Seller shall not with respect to the conduct of the Business, enter into any contract, amend, terminate or give notice of termination with respect to any existing Contracts to which Seller is a party or by which any Acquired Asset is bound, or waive any material rights, except for immaterial contracts amended or terminated in the ordinary course of business.

          (f) Seller shall not encumber any of the Acquired Assets, other than Permitted Liens.

          (g) Seller shall ensure that the Acquired Assets, at Closing, have sufficient liquid sulphur inventories (whether owned by Seller or others) to (i) maintain the efficient and ratable operation of the Business, (ii) cover the heating coils in the tanks at the Terminal Sites (other than the tanks subject to the Tank Repairs), and (iii) ensure that sufficient sulphur is available at or in transit to the Tampa Terminals on the Closing
Date to permit IMC or its Affiliates to consume three thousand five hundred (3,500) Tons of sulphur per day for each of the seven (7) days following Closing. Except as set forth in this
Section 6.5(g) or as otherwise provided in this Agreement, Seller shall be under no restrictions with respect to the sale of sulphur inventory.

6.6 No Other Negotiations. During the period from the date of this Agreement through the Closing Date, neither MMR nor Seller shall, directly or indirectly, through any officer, director or agent or otherwise, conduct, take part in, initiate, solicit or encourage (including by way or providing non-public information or assistance) any discussions or negotiations with any third party regarding any sale, business combination or other similar transaction involving the Business or the Acquired Assets.

6.7 Notification of Changes. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that would (except as expressly contemplated by this Agreement) have been required to have been set forth in the Disclosure Schedules or would (except as expressly contemplated by this Agreement) cause or constitute a breach of any representation, warranty or covenant of Seller in this Agreement had such representation, warranty or covenant been made after the time of occurrence of such fact or condition. Seller shall deliver to Buyer a supplement to the Disclosure Schedules, which shall (a) be prominently titled "[First, Second, Etc.] Supplement to Disclosure Schedules," (b) identify clearly all changes being made to the Disclosure Schedules thereby, and (c) set forth, in reasonable detail, only the facts or conditions that cause or constitute the exception to the representation or warranty to which exception is taken in such supplement. No notification or supplement to the Disclosure Schedules pursuant to this Section
6.7 shall be deemed a waiver of any breach of representation, warranty or covenant for purposes of Section 9.1(a). Buyer reserves the right to make any claim under Section 9.1(a) for any breach of representation, warranty or covenant or any claim under
Section 9.1(a) related to any matter disclosed in any supplement to the Disclosure Schedules.

6.8 No Intentional Acts. No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of the Closing Date.

6.9 Availability of Employees. Seller, to the extent requested by Buyer, will make any of Seller's employees with respect to the Business available, prior to Closing, for interviews with Savage or one of its Affiliates for potential employment with Savage or one of its Affiliates at or following the Closing. Upon request, Seller will provide to Savage or one of its Affiliates the relevant terms of such employee's employment with Seller (including, but not limited to dates of hire, positions, compensation, benefit arrangements and vacation). Neither Buyer, Savage nor their Affiliates has or will have any duty or obligation to offer employment to or employ any of Seller's employees at or following the Closing, and Seller shall not make any representations or statements to its employees to the contrary.

6.10 Tank and Barge Repairs. Prior to Closing, Seller shall complete in accordance with sound engineering and construction standards, (a) the repairs of tanks #4 and #5 (columns and floors) and tank #6 (to address all conditions necessary to place the tank back in to sulphur service) at the Terminal Site at Port Sutton, Tampa, Florida (collectively, the "Tank Repairs") and (b) the repairs to the barges as a result of the "Marine Vessel Claims" described in Schedule 4.16(b) as required in the exercise of prudent business judgment (collectively, the "Barge Repairs"), or in each case, if such repairs are not completed prior to Closing, then Buyer shall deduct from the Purchase Price, at Closing, that portion of the Escrow Amount, contemplated by
Section 2.5(c)(i), which shall be deposited with the Escrow Agent pursuant to Section 2.5(c).

6.11 Representations, Warranties and Covenants. Seller shall provide prompt notice of any fact or event that (a) causes or would cause any of Seller's representations and warranties to be untrue in any material respect or (b) causes or would cause Seller not to comply with any of its covenants in this Agreement in any material respect. Seller agrees, prior to Closing, to use commercially reasonable efforts to remedy the result of any such fact or event. To the extent any such remedy is not completed prior to Closing, then Buyer shall deduct from the Purchase Price, at Closing, an amount equal to the amount reasonably estimated to complete any such remedy, or, if such fact or event is incapable of being remedied, an amount equal to the reasonably estimated diminution in value of the Acquired Assets.

6.12 Seller Cooperation. During the period from the date of this Agreement through the Closing Date, Seller will cooperate with Buyer to provide for an orderly transition of the Business from the Seller to Buyer.

6.13 Seller's Commercial Efforts.  Prior to and following
Closing, Seller, in good faith, will use commercially reasonable efforts to assist Buyer in maintaining property tax assessments on the Acquired Assets at the currently assessed amounts.

              ARTICLE VII.   CONDITIONS TO CLOSING

7.1 Conditions Applicable to All Parties. The obligations of each of the parties hereto to consummate the Asset Sale are subject to the satisfaction (or the waiver by Buyer and Seller) of the following conditions at or prior to the Closing:

          (a) Restraining Action. No judgment, order or decree shall have been issued or rendered by any court or other governmental body to restrain or prohibit the Asset Sale.

          (b) Statutory Requirements and Regulatory Approval. All statutory requirements for the valid consummation of the Asset Sale shall have been fulfilled and all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is required by law for the consummation of the Asset Sale shall have been received, including without limitation the orders, consents and approvals listed on Schedule 7.1(b).

          (c) HSR Act Proceedings. Any applicable waiting period under the HSR Act shall have expired or been earlier terminated with no adverse action taken or threatened by applicable governmental authorities.

          (d) Third Party Consents. Seller shall have received any consents necessary for the assignment for all contracts listed on
Schedule 7.1(d).

          (e)  New Supply Agreements.  At or prior to April 30, 2002, IMC
or   its   Affiliate  shall  have  entered  into  sulphur  supply
agreements  to  be  effective  at  Closing  with  the   suppliers
separately agreed upon by the parties, which shall be consistent with the terms agreed upon by the parties.

7.2 Conditions to the Buyer's Obligations. The obligation of the Buyer to consummate the Asset Sale is subject to the satisfaction, at or prior to the Closing, of the conditions set forth below. The benefit of these conditions is for the Buyer only and may be waived in writing by the Buyer at any time in its sole discretion.

          (a) Representations, Warranties and Covenants. Each representation and warranty of the Seller contained in Article IV, that is qualified as to materiality shall be true and correct and each representation and warranty that is not so qualified shall be true and correct in all material respects on and as of the Closing Date; Seller shall have performed all obligations required by this Agreement to be performed by Seller at or prior to the Closing; and Seller shall have delivered to Buyer on the Closing Date a certificate signed by an appropriate officer of Seller, dated the Closing Date, certifying to the fulfillment of the conditions set forth in this Section 7.2(a).

         (b) Services Agreements. The "Transgulf Service Agreements" and the "River Service Agreement" with the customers separately agreed upon by the parties shall (i) have been provided to IMC,
(ii) be consistent in form and substance with the description of the contracts as provided to Buyer by Seller (it being understood that Seller has provided to Buyer a fair and accurate description of all material terms and conditions of such Transgulf Service Agreements), and (iii) have been assigned to Buyer and become effective in accordance with their terms.

        (c) Financing. Buyer shall have received non-recourse financing on terms no less favorable than those agreed upon by the parties consistent with the assumption that Buyer will have received a capital contribution of TWENTY MILLION AND 00/100 DOLLARS
($20,000,000.00) in the aggregate from the partners of the Buyer
(or their Affiliates).

        (d) Material Adverse Change. There shall have been no material adverse change with respect to the (i) the Acquired Assets, (ii) the condition of the Seller's Business, (iii) environmental conditions of the Acquired Assets or Seller's Business subsequent to the Environmental Review, or (iv) the contracts referred to herein to be assigned by Seller at the Closing.

       (e) Seller/IMC Agreement. Seller shall have complied with the terms of the Seller/IMC Agreement applicable to it.

       (f) Settlement Agreement. Seller shall have executed and delivered to IMC a counterpart of the Settlement Agreement in the form attached to the Seller/IMC Agreement.

       (g) Master Agreement. Seller and MMR shall have complied with the terms of the Master Agreement applicable to them.

7.3 Conditions to the Seller's Obligations. The obligation of the Seller to consummate the Asset Sale is subject to the satisfaction, at or prior to the Closing, of the conditions set forth below. The benefit of the conditions is for the Seller only and may be waived by Seller in writing at any time in its sole discretion.

          (a) Representations, Warranties and Covenants. The representations and warranties of the Buyer contained in Article V that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects on the Closing Date; Buyer shall have performed in all material respects all covenants and obligations required by this Agreement to be performed by it at or prior to the Closing; and Buyer shall have delivered to Seller on the Closing Date a certificate, dated the Closing Date, certifying to the fulfillment of the conditions set forth in this paragraph.

          (b) Release of Liens. Seller shall have obtained the release of all Liens by Seller's commercial lenders including liens for goods and services.

          (c) Seller/IMC Agreement. IMC shall have complied with the terms of the Seller/IMC Agreement applicable to it.

          (d) Settlement Agreement. IMC shall have executed and delivered to Seller a counterpart of the Settlement Agreement in the form attached to the Seller/IMC Agreement.

          (e) Master Agreement. IMC, Savage and Buyer shall have complied with the terms of the Master Agreement applicable to each of them.

                 ARTICLE VIII.       TAX MATTERS

8.1 Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns that relate to the Acquired Assets or Assumed Liabilities for taxable periods which begin before the Closing Date and end after the Closing Date (other than income Tax Returns).

8.2 Buyer, Seller and MMR shall cooperate fully, as and to the extent reasonably requested by another party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another party's request) the provision of records (including electronic records) and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, Seller and MMR agree (a) to retain all books and records with respect to tax matters pertinent to the Business relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, Seller or MMR, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, (b) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer, Seller or MMR, as the case may be, shall allow the other party to take possession of such books and records, and (c) to provide the other party with any reasonably requested information within thirty (30) days of such request, provided that each party shall bear its own costs with respect to any such information request.

8.3 Buyer, Seller and MMR further agree, upon request, to use their best reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

8.4 All tax sharing agreements or similar agreements with respect to or involving Seller or MMR, to the extent related to any of the Acquired Assets, shall be terminated as of the Closing Date and, after the Closing Date, Buyer shall not be bound thereby or have any liability thereunder.

   ARTICLE IX.    INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

9.1  Indemnification.

          (a) From and after the Closing Date, subject to the terms and conditions of this Article IX (including the limits on indemnity set forth in Section 9.4) Seller, MMR and MOXY shall jointly and severally indemnify, defend and hold harmless IMC, Savage, Buyer and their Affiliates, and their respective officers, directors and employees (the "Buyer Indemnitees") from, and will pay to Buyer Indemnitees the amount of, any Losses arising from or arising out of or by virtue of or in connection with:

               (i) any inaccuracy in or breach of any representation or warranty of the Seller contained in Article IV or in the certificate furnished pursuant to Section 7.2(a) or in any of Seller's Ancillary Documents;

               (ii) any breach by Seller of, or failure by Seller to comply with, any agreement or covenant contained herein (including, without limitation, obligations under Article IX hereof);

               (iii) any claims by parties other than Buyer or its Affiliates to the extent caused by acts or omissions of Seller on or prior to the Closing Date, including claims for Losses which arise or arose out of Seller's operation of the Business prior to the Closing;

               (iv) any Excluded Liabilities (including those Excluded Liabilities referenced in Section 10.11), without regard to whether such Excluded Liabilities may be disclosed on the Disclosure Schedules; and

               (v) any claims by any parties resulting from the manner in which Seller or its agents, consultants, or contractors performs or fails to perform the Remedial Workplan described under Section
10.11(c).

 (b) After the Closing Date, subject to the terms and conditions of this Article IX (including the limits on indemnity set forth in Section 9.4), Buyer shall indemnify and hold harmless the
Seller and its Affiliates and their respective officers and directors (the "Seller's Indemnitees") from, and will pay to the Seller's Indemnitees the amount of, any Losses arising from or in connection with (i) any inaccuracy in or breach of any representation or warranty of Buyer contained in Article V or in any of Buyer's Ancillary Documents, (ii) a breach by Buyer of, or failure by Buyer to comply with, any agreement or covenant contained herein (including, without limitation, obligations under Article IX hereof), (iii) any Assumed Liabilities, (iv) third party claims arising from the operations or conduct of the Business or the ownership or use of the Acquired Assets after the Closing, or (v) environmental liabilities of Buyer consistent with Section 10.11.

9.2  Notice and Defense of Claims.

          (a) A Person seeking indemnification under this Article IX (the "Indemnified Person") shall give prompt written Notice to the indemnifying  person  or  persons,  or  successors  thereto  (the
"Indemnifying Person"), of any matter with respect to  which  the
Indemnified  Person  seeks  to  be  indemnified  (the  "Indemnity
Claim").   Such  Notice shall state the nature of  the  Indemnity
Claim  and,  if known, the amount of the Loss.  If the  Indemnity
Claim  arises  from  a  claim of a Person not  a  party  to  this
Agreement, the Indemnified Person shall give such Notice within a reasonable time but in no event later than fifteen (15) days from receipt  by  the  Indemnified Person of Notice of  any  Indemnity
Claim  and,  in  the  event that a suit or  other  proceeding  is commenced,  within  fifteen (15) days after  receipt  of  written
notice   thereof  by  the  Indemnified  Person.   Notwithstanding
anything  in this Section 9.2(a) to the contrary, the failure  of an Indemnified Person to give timely Notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent  that
such   failure  has  impaired  materially  the  ability  of   the
Indemnifying Person to defend the Indemnity Claim.

          (b) If the Indemnity Claim arises from the claim or demand of a Person not a party to this Agreement, the Indemnifying Person shall  assume its defense, including the hiring of counsel (which counsel shall be reasonably acceptable to the Indemnified Person)
and the payment of all fees and expenses.  The Indemnified Person
shall   have  the  right  to  employ  separate  counsel  and   to
participate in the defense thereof, but the fees and expenses  of such  counsel  shall be at the expense of the Indemnified  Person unless  both  the Indemnified Person and the Indemnifying  Person are  named  as parties and the Indemnified Person shall  in  good faith  determine  that  representation by  the  same  counsel  is inappropriate.  In the event that the Indemnifying Person, within fifteen (15) days after Notice of any such action or claim, fails to  assume the defense thereof, the Indemnified Person shall have the  right to undertake the defense, compromise or settlement  of
such  action,  claim  or  proceeding  for  the  account  of   the
Indemnifying  Person, subject to the right  of  the  Indemnifying
Person  upon  the  payment  of  all  fees,  expenses,  costs  and settlement  payments incurred to date by the Indemnified  Person, to  assume the defense of such action, claim or proceeding at any time  prior  to the settlement, compromise or final determination
thereof.    Anything  in  this  Article  IX   to   the   contrary
notwithstanding, the Indemnifying Person shall not,  without  the
Indemnified  Person's  prior consent, settle  or  compromise  any action  or  claim  or consent to the entry of any  judgment  with respect  to  any  action, claim or proceeding for anything  other
than  money  damages  paid  by  the  Indemnifying  Person.    The
Indemnifying  Person may, without the Indemnified Person's  prior
consent,   settle  or  compromise  any  such  action,  claim   or
proceeding  or consent to entry of any judgment with  respect  to any  such  action or claim that requires solely  the  payment  of money damages by the Indemnifying Person and that includes as  an unconditional  term thereof the release by the  claimant  or  the plaintiff of the Indemnified Person from all liability in respect of  such action, claim or proceeding; provided, however, that the consent  of  the Indemnified Person, which consent shall  not  be unreasonably withheld, shall always be required with  respect  to the settlement or compromise of any action related to Taxes.  The
Indemnified Person shall not settle or compromise any such action or  claim without the consent of the Indemnifying Person, to  the extent  the  Indemnifying Person has accepted responsibility  for
indemnification  obligations  in  writing;  provided   that   the
Indemnified  Person  shall  give the  Indemnifying  Person  prior
Notice of any proposed compromise or settlement.

9.3    Survival  of  Representations  and  Warranties.   The
representations and warranties made by any party herein shall survive until March 31, 2004; provided, however, that the representations and warranties contained in Sections 4.15 shall survive until the expiration of the applicable statute of limitations, and the representations and warranties contained in Sections 4.1, 4.2, 4.3, the first two sentences of 4.4(b), 4.10, 4.14, 5.1, 5.2, 5.3 and 5.4 shall not expire.

9.4 Limitations. Notwithstanding anything to the contrary in this Agreement:

          (a)  Subject to Section 9.4(f):

               (i) Seller, MMR and MOXY shall not have any obligation to make indemnification payments with respect to Indemnity Claims arising under  Section  9.1(a)(i) (excluding claims  for  breach  of  the representations  and warranties set forth in Sections  4.1,  4.2,
4.3  and  the  first two sentences of Section  4.4(b))  or  under
Section  10.11(d) with respect to the Acquired Assets  until  the aggregate  of all claims against such party or parties  hereunder exceeds  FIVE  HUNDRED THOUSAND AND 00/100 DOLLARS  ($500,000.00)
("Seller's  Indemnity  Basket"), in which event  the  Indemnified
Person shall be entitled to recovery for all Losses including the amount  less  than  FIVE  HUNDRED  THOUSAND  AND  00/100  DOLLARS
($500,000.00).   Notwithstanding the foregoing, Seller,  MMR  and
MOXY shall be obligated to make indemnification payments under Sections 10.11(a), (b) and (c) for any and all Losses and such Losses shall not be included in Seller's Indemnity Basket.

               (ii) Buyer shall not have any obligation to make indemnification payments with respect to Indemnity Claims arising under Section
9.1(b)(i) or under Section 10.11, until the aggregate of all claims against such party hereunder exceeds FIVE HUNDRED THOUSAND
AND 00/100 DOLLARS ($500,000.00) ("Buyer's Indemnity Basket"), in which event the Indemnified Person shall be entitled to recovery for all Losses including the amount less than FIVE HUNDRED
THOUSAND AND 00/100 DOLLARS ($500,000.00). Notwithstanding the foregoing, Buyer shall be obligated to make indemnification payments under Section 10.11(a) for any and all Losses and such Losses shall not be included in Buyer's Indemnity Basket.

          (b) Subject to Section 9.4(f), neither the Seller, MMR nor MOXY on the one hand, nor Buyer, on the other hand, shall have any liability with respect to Indemnity Claims arising under Sections
9.1(a)(i) or 9.1(b)(i) (excluding claims for the breach of the representations and warranties set forth in Sections 4.1, 4.2,
4.3 and the first two sentences of 4.4(b)) for an aggregate amount of all Indemnity Claims in excess of TWENTY MILLION AND
00/100 DOLLARS ($20,000,000.00).

          (c) Neither the Seller, MMR, MOXY nor Buyer shall have liability under Sections 9.1(a)(i) or 9.1(b)(i) unless Notice of an
Indemnity  Claim,  or  Notice of facts as  to  which  a  Loss  is expected to be incurred, shall have been given prior to  the  end
of    the   applicable   period   specified   in   Section   9.3.
Notwithstanding anything to the contrary herein, nothing in  this
Section  9.4(c)  shall modify the obligation of  the  Indemnified
Persons to give the Notice specified in Section 9.2.

          (d) In no event shall any recovery under this Agreement include the loss of anticipated profits, loss of managerial time, lost opportunity, or other consequential or incidental damages that do not constitute out of pocket expenses.

          (e) In the absence of fraud, this Article IX shall serve as the sole and exclusive remedy of Buyer Indemnitees and the Seller's
Indemnitees for Losses and for any other claims in any way relating to this Agreement to the exclusion of all other statutory or common law remedies.

          (f) Except for claims under Section 10.11(d), the limitations of Sections 9.4(a), (b) and (c) do not apply with respect to any claim which arises under Sections 9.1(a)(ii), (iii), (iv) or (v) or 9.1(b)(ii), (iii) or (iv), irrespective of whether any such claim could also arise under Sections 9.1(a)(i) or 9.1(b)(i), respectively.

9.5 Adjustment to Purchase Price. If Seller makes any payment to Buyer pursuant to this Article IX, then such amount shall be treated as a reduction to the Purchase Price.

           ARTICLE X.     OTHER POST-CLOSING COVENANTS

10.1 Transfer Taxes. Except as provided in Section 12.3, Seller shall pay when due all Taxes incurred in connection with the transactions contemplated by this Agreement. In addition, Buyer shall hold Seller harmless from and against any sales, use or transfer tax which has accrued after the Closing Date with respect to the Acquired Assets. Seller shall provide to Buyer clearance certificates and within one hundred twenty (120) days after the Closing Date, evidence of payment of transfer taxes.

10.2 Assignment of Certain Contracts. Anything in this Agreement to the contrary notwithstanding, to the extent that any agreement, contract, License or Permit, Environmental Permit, lease, or other authorization, purchase or sale order, or other executory contract or commitment (other than those set forth in
Schedule 7.1(d)) for which assignment to Buyer is contemplated hereby is not assignable without the consent of another Person (which consent has not been obtained), this Agreement shall not be deemed to constitute or require an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. If such consent has not been obtained by the Closing Date, the Seller agrees to (a) cooperate with Buyer in any reasonable arrangement designed to provide for Buyer substantially the same benefits and obligations under any such agreement, contract, License or Permit, Environmental Permit, lease, or other authorization, purchase or sale order, or other executory contract or commitment without cost to Buyer, including (i) enforcing for the benefit of Buyer any or all rights of Seller under any contract, commitment, License or Permit, Environmental Permit or other authorization, or other agreement against any other Person that is a party thereto, or
(ii) at Buyer's election, not transferring, conveying, assigning or delivering to Buyer at the Closing, and retaining legal title or right thereto, while permitting Buyer the possession and use of such assets or rights for Buyer's account and with Buyer receiving the benefits and burdens of such assets or rights as if such assets or rights had been so transferred, conveyed, assigned and delivered, and (b) take all reasonable further action to obtain such consents, approvals or novations as may be required under such instrument, applicable law or otherwise to effect the transfer of the asset or right to Buyer. Nothing in this Section
10.2 shall be deemed a waiver of any closing condition set forth in this Agreement.

10.3 Further Assurances. Seller and Buyer each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, including without limitation any and all documents necessary to assign to Buyer any of the Acquired Assets that are not conveyed to Buyer at the Closing.

10.4 Record Retention.  Buyer agrees that, for a period of six
(6) years following the Closing, it shall not destroy, discard, deface or otherwise alter any of the books, records, contracts or other data of the Business in its possession covering or prepared during the period ending on the Closing Date, without furnishing prior Notice to Seller and a reasonable opportunity for Seller, at its cost, to take custody of such books, records or other data. Buyer also agrees during such six (6)-year period to provide Seller, its accountants, counsel and other representatives, during normal business hours and upon reasonable Notice, access to such books, records, contracts and other data in order to enable Seller to prepare any required tax returns and to prepare for and defend against any tax or other claims or litigation, and for any other reasonable business purpose related to Seller's ownership of the Acquired Assets and their operation of the Business prior to the Closing.

10.5 Mail and Other Communications.

          (a) The Seller hereby authorizes Buyer after the Closing Date to receive and open all mail and other communications addressed to the Seller received by Buyer at the Terminal Sites and to act with respect to such mail and other communications in such manner as Buyer may elect if such mail and other communications relate to the Business and related rights and obligations of Buyer under this Agreement. If such mail and other communications do not so relate, Buyer shall forward such mail and other communications promptly to the Seller.

          (b) After the Closing, the Seller shall promptly deliver to Buyer the original of any mail or other communication received by it pertaining to the Business and related rights and obligations of Buyer under this Agreement, and any monies, checks or other instruments of payment to which Buyer is entitled, and Buyer shall promptly deliver to the Seller any monies, checks or instruments of payment to which the Seller is entitled.

10.6 WARN Act Notice. Seller shall be solely responsible for providing any notice required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") by virtue of the Asset Sale, and shall indemnify and hold Buyer and its Affiliates harmless from any liability arising from any failure of Seller to fully comply with the requirements of such WARN Act.

10.7 Reasonable Cooperation. The Seller will (a) consult with Buyer prior to the Closing with the view of achieving a smooth transition of ownership from Seller to Buyer with minimal disruption to the Business, (b) provide reasonable assistance to Buyer in contacting any material customer of the Seller with a view to determining whether such customer is likely to remain a customer following the Closing and, if such customer's consent is required for the consummation of the transactions contemplated by this Agreement, obtaining such consent, and (c) keep Buyer reasonably informed concerning any material developments in the Business.

10.8 Risk of Loss. Until Closing, the Acquired Assets shall be at the sole risk and loss of Seller. Upon the Closing, title and all risk of loss shall transfer to Buyer. Seller shall keep the Acquired Assets insured against loss or damage in accordance with its existing insurance coverage until the Closing.
10.9 Covenant Not to Compete; Confidentiality. As an inducement for Buyer to enter into this Agreement, each of Seller and MMR covenants and agrees that:

          (a) From and after the Closing and continuing for the lesser of seven (7) years and the longest time permitted by applicable law
(the "Non-Compete Period"), neither such party or any of such party's Affiliates shall do any one or more of the following, directly or indirectly:

               (i) Control, manage, operate, be employed or engaged (whether as a consultant, or otherwise) by, or otherwise participate or engage  in  any  business,  or own any  interest  in  any  entity whatsoever, if such entity is engaged, in the broadest geographic region  allowable by applicable law, in any business  engaged  in
the  purchase,  sale,  terminaling,  handling,  transporting   or
storage of sulphur; or

               (ii) Solicit for a business competitive with the Business any customer of the Buyer that was a customer of Seller or MMR on or prior to the Closing for a service that is provided by the Business as of the Closing.

          (b) For the longest period permitted by applicable law following the Closing Date, Seller, MMR and their Affiliates shall hold in strictest confidence, and not, without the prior written approval of Buyer, use for their own benefit or the benefit of any party other than Buyer, or disclose to any Person other than Buyer
(other than as required by law) any information of any kind relating to the Business or Buyer, except such information as was publicly available prior to the Closing Date; provided, however, that this provision shall not prohibit disclosure by Seller of information to its lenders and their counsel.

          (c) Seller acknowledges that this Section 10.9 is to be governed by the laws of Delaware and recognizes that the territorial, time and  scope limitations set forth in each agreement set  forth  in
Sections  10.9(a)  and 10.9(b) are reasonable  and  are  properly required  for  the protection of Buyer's legitimate  interest  in client  relationships, goodwill and trade  secrets,  and  in  the event  that  any  such territorial, time or scope  limitation  is deemed  to  be unreasonable by a court of competent jurisdiction,
Buyer  and  Seller agree, and Seller submits, to the modification of  any or all of said territorial, time or scope limitations  to such an area, period or scope as said court shall deem reasonable under  the  circumstances.  If such partial  enforcement  is  not
possible,  the  provision  shall  be  deemed  severed,  and   the
remaining provisions of this Agreement shall remain in full force and effect.

Notwithstanding the foregoing provisions of this Section 10.9 or anything else to the contrary in this Agreement, Seller and MMR shall be permitted, without restriction or penalty, to sell or otherwise convey, terminal, handle, transport and store sulphur recovered in connection with the ordinary course of oil and gas production and related activities by Seller, MMR and their respective Affiliates. Nothing in this Section 10.9 shall prohibit Seller from selling the Port Sulphur Terminal (or any portion thereof) to a party which intends to use the property in connection with the storing and handling of sulphur. For a period of ten (10) years following the Closing Date, if Seller proposes a sale of the Port Sulphur Terminal to an identifiable third party, Seller shall notify Buyer and provide Buyer a right of first negotiation with respect to the purchase of such property.

10.10     Accounts Receivable.  After the Closing:

          (a) In the event Seller shall receive any payment, some or all of which relates to services provided by Buyer that is not reflected in a proration pursuant to Section 2.6(a), then Seller shall promptly deliver to Buyer the amount owed to Buyer.

          (b) In the event Buyer shall receive any payment, some or all of which relates to services provided by Seller that is not reflected in a proration pursuant to Section 2.6(a), then Buyer shall promptly deliver to Seller the amount owed to Seller.

10.11     Environmental Matters.

          (a) Buyer will repair, maintain, abate and remove asbestos-containing material at the Acquired Assets as necessary in the
normal   course  of  business  and  consistent  with   applicable
standards. By means of this Section 10.11(a), Buyer is not assuming any obligation for, and Seller indemnifies Buyer from any Losses related to, claims from individuals concerning pre-Closing exposure to asbestos containing materials at the Acquired
Assets.   Buyer  indemnifies Seller from any  Losses  related  to
claims from individuals concerning post-Closing exposure to asbestos containing materials at the Acquired Assets.

          (b)  Wastewater Treatment System at Galveston.

               (i)  Buyer will operate and maintain the wastewater treatment system at the Terminal Site at Galveston (the "WWTS") in a manner that:  (1)  satisfies the material terms of Galveston's  National
Pollution   Discharge  Elimination  System  permit  (the   "NPDES
Permit"),  (2)  conforms  to  customary  business  practices  for operation of the WWTS, and (3) conforms to the Seller's operating procedures and WWTS facility design in existence at the  time  of
Closing  (but  only to the extent that such operating  procedures and  WWTS  facility designs meet the requirements  of  the  NPDES
Permit).   In  the case of each of (1), (2) and (3),  Buyer  will
conduct  all  operations  with  the  objective  of  meeting   the
discharge limitations on copper contained in the NPDES Permit.

               (ii) Subject to Sections 10.11(b)(iv) and 10.11(f), if within two
(2)  years  after Closing, the operator of the Terminal  Site  at
Galveston  determines  in the exercise of  its  prudent  business judgement,  that the WWTS cannot meet the NPDES permit conditions related  to copper, Buyer shall inform Seller of this conclusion.
Buyer  and  Seller agree equally to divide the costs, up  to  the first ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00),  for
modification of the WWTS solids handling system to promote sludge
removal.   Costs  in  excess of ONE HUNDRED THOUSAND  AND  00/100
DOLLARS ($100,000.00) and fines or penalties related to the failure of the WWTS to meet the NPDES permit conditions for copper will be borne solely by Seller.

(iii) Subject to Sections 10.11(b)(iv) and 10.11(f), if within two (2) years after the sludge handling system modifications are completed, the WWTS continues chronically to violate the NPDES permit conditions related to copper, Seller will indemnify Buyer for any commercially reasonable expenditures to bring the WWTS into material compliance with the NPDES permit conditions related to copper and for any fines or penalties related to the failure of the WWTS to meet the NPDES permit conditions for copper. Buyer will consult with Seller to identify and select commercially reasonable methods for minimizing any costs associated with bringing the WWTS into material compliance with the NPDES Permit conditions related to copper.

(iv) The provisions in Sections 10.11(b)(ii) and (b)(iii) shall apply only if: (1) the violations of the NPDES permit conditions related to copper results from circumstances other than post Closing operation of the Business (including any changes made by the facility operator to the physical design of the WWTS, any modification to the soils or encapsulation barriers in place at the time of Closing that were installed for the purpose of containing the copper in the soils within the vat area, or the presence of other non-sulfur materials that contain copper or compounds known to mobilize copper that were introduced into the vat area subsequent to Closing); and (2) the facility operator has satisfied the conditions set forth in Section 10.11(b)(i) above.

(v) Buyer will promptly notify Seller of any NPDES Permit exceedence for copper at the Galveston Terminal Site.

          (c) Seller and Buyer acknowledge that chlorinated organic compounds have been detected at the Terminal Site in Galveston, Texas in soil and groundwater samples taken from borehole B2 (as designated in the Environmental Review) and at sampling locations P-1, P-3, P-4, P-5, P-6, P-7, P-9 and P-10 (as designated in the Supplemental Sampling Data) (collectively, these locations are the "Remediation Site"). To address these sampling results:

(i) Buyer will delineate the nature and extent to which the soil and groundwater conditions at the Terminal Site at Galveston are attributable to chlorinated organic compounds in the vicinity of the locations set forth above. Such delineation, which shall be conducted pursuant to an agreed written investigatory workplan ("Investigatory Workplan") to be prepared by Buyer and approved by Seller (which approval shall not be unreasonably withheld or delayed) no later than May 15, 2002, shall be necessary and sufficient to support development of a reasonable Remedial Workplan designed to meet the Criteria. Buyer shall expend up to the first ONE HUNDRED THOUSAND AND 00/100 Dollars ($100,000.00) to prepare and perform the Investigatory Workplan, with Seller to expend the remaining amounts consistent with the purposes of this
Section 10.11(c), if necessary.

(ii) Taking into account the information generated in connection with performance of the Investigatory Workplan, Seller shall prepare and Buyer shall approve (which approval shall not be unreasonably withheld or delayed) a written remedial workplan ("Remedial Workplan") to address soil and groundwater conditions at the Terminal Site at Galveston that are attributable to chlorinated organic compounds at the Remediation Site. The Remedial Workplan shall be designed to assure that chlorinated organic compound concentrations in soil and groundwater at the Remediation Site meet the Criteria. In deciding among various alternative courses of action under the Remedial Workplan, equal consideration shall be given to compliance with applicable Environmental Laws, cost minimization, minimization of interference with Buyer's ongoing operations at the Terminal Site, and expeditious completion of the Remedial Workplan. After approval of the Remedial Workplan by Buyer, Seller shall, at its own cost and expense, conduct the Remedial Workplan to achieve timely reasonable progress taking into account prudent business practices, in accordance with timetables set forth in the Remedial Workplan, shall follow good environmental engineering practice and shall incorporate remedial and sampling methods approved in applicable regulatory guidance or under applicable Environmental Laws. Prior to retaining consultants or contractors to assist in executing the Remedial Workplan, Seller shall provide Buyer with a list of prospective consultants or contractors and Buyer shall strike from that list any contractors or consultants that Buyer believes, in its prudent business judgment, do not meet Buyer's standard requirements for onsite contractors or consultants. Seller shall select its consultants or contractors only from those remaining on the list after Buyer's review.

(iii) The Remedial Workplan shall be deemed complete when the following conditions have been met: (A) concentrations of chlorinated organic compounds in confirmatory samples taken from excavations at the Remediation Site (where soil removal has been performed) and in five representative soil locations within the Remediation Site at appropriate depths at each location (where other forms of remediation have been used) reflect chlorinated organic compound concentrations at or below the selected Criteria, or when a governing regulatory authority confirms the adequacy of soil remediation; (B) four consecutive quarterly groundwater samples taken at three representative groundwater monitoring well locations within the Remediation Site reflect chlorinated organic compound concentrations at or below the selected Criteria, or when a governing regulatory authority confirms the adequacy of ground water remediation; (C) any remedial excavations have been backfilled and graded to return the Remediation Site to essentially the physical condition it was in before excavation or to such other condition as has been mutually agreed by the parties; (D) excavated soil and other materials related to the remediation have been sent offsite for appropriate disposal or otherwise managed in accordance with applicable standards under applicable Environmental Laws (with Seller assuming responsibility for manifesting and disposing of materials if necessary); and (E) any groundwater monitoring or remediation wells have been plugged and abandoned or otherwise secured to prevent tampering and allow future monitoring if necessary.

(iv) Seller will notify Buyer in writing when it believes that it has satisfied Section 10.11(c)(iii) for completion of the Remediation Workplan. Within ten (10) Business Days of receiving such notice, Buyer shall notify Seller with specificity, in writing, if it believes Seller has failed to satisfy Section 10.11(c)(iii). Seller, after consulting with Buyer, will take such actions as are necessary to fulfill the are necessary to fulfill Section 10.11(c)(iii).

(v) Buyer shall give Seller and its employees, consultants, contractors and agents access at all reasonable times to the
Remediation Site as may be reasonably requested by Seller to enable Seller to carry out the Remedial Workplan and related obligations. Seller and Buyer agree to use their best efforts to minimize the costs of, and disruption of operations resulting from, execution of the Remedial Workplan. The parties shall keep each other fully informed as to the progress of the Remedial Workplan, including but not limited to providing the other party with copies of any reports, investigations or correspondence relevant or relating to the Remedial Workplan or to any discussions with the relevant environmental authorities.

(vi) Seller's performance of its obligations under this Section 10.11(c) shall be guaranteed by the escrow established under
Section 2.5(c)(ii). Such escrow shall be immediately released to Buyer if Seller fails to demonstrate timely reasonable progress, taking into account prudent business practices, towards completion of the Remedial Workplan as determined by Buyer using its prudent business judgment; provided that Buyer shall be required to use all such amounts of the escrowed funds as necessary to remediate chlorinated organic compounds at the Remediation Site and shall release to Seller any unused portion of the Escrow Amount following completion of remediation at the Remediation Site in accordance with the conditions set forth in
Section 10.11(c)(iii).

(vii) For purposes of this Section 10.11(c), "Criteria" shall be established in the Remedial Workplan and shall mean: (A) remediation standards mutually agreed upon between Buyer and Seller; or (B) regulatory remediation standards applicable to the Terminal Site at Galveston; or (C) site-specific remediation standards approved by applicable governing regulatory authorities.

(viii) Buyer and Seller will cooperate in efforts initiated either individually or collectively, to obtain the maximum recovery of costs available from third parties to address matters under this Section 10.11(c).

          (d)  Seller will close the percolation pond at the Terminal Site
at   Port   Sutton  in  a  timely  fashion  in  accordance   with
Environmental  Laws  and a written closure plan  and  to  address issues  regarding the percolating pond raised by the Hillsborough
County  EPC  in  Warning Notice #24653 dated  February  27,  2002
("WN").   Seller  shall  obtain  written  confirmation  from  the
appropriate regulatory agencies that the closure plan is adequate under  applicable  Environmental Laws  and  to  address  the  WN.
Within  sixty  (60)  days  after Closing,  Seller  will  use  all commercially reasonable efforts to arrange for the collection and off-site disposal of the combined Softener Regen Effluent  (SRE)/
Boiler  Blowdown  Effluent  (BBE) wastestream  generated  at  the
Terminal  Site.   These  arrangements will  include  but  not  be
limited  to:  (1)  the  sampling and  chemical  analyses  of  the combined SRE/BBE wastestream necessary to obtain a contract  with a  licensed DOT-certified waste transporter for approved disposal of  that  wastestream  at one of the City of  Tampa's  wastewater treatment  plants;  and  (2)  the installation  of  a  wastewater
management  system.   Such  wastewater  management  system   will
consist  of  an  aboveground  tank  and  associated  piping   and
appurtenances with a volume sufficient to provide adequate accumulation, but not less than five thousand (5,000) gallons, for the combined SRE/BBE effluent flow. Once Seller has made arrangements for collection and off-site disposal of the combined
SRE/BBE wastestream, Buyer shall be responsible for carrying out the arrangements at its expense.

          (e) Buyer will be responsible for those portions of the environmental, health, safety, or reclamation liabilities and obligations that are associated with or result from operations of the Business or the Acquired Assets subsequent to Closing. At the time of the permanent termination of sulfur operations at the Acquired Assets, Buyer hereby indemnifies and agrees to hold harmless Seller from the following obligations and liabilities: dismantling and removing above-ground facilities at the Acquired Assets; removing docks and other water borne structures as required by the United States Coast Guard or other governmental authority with jurisdiction over the docks and water borne structures at the Acquired Assets; removing raw materials and products stored above-ground or accumulated in unloading trenches at the Acquired Assets, including, as necessary, the removal of up to six inches of the underlying soil in the sulfur storage vat area at the Galveston Terminal and backfilling to grade with appropriate fill material (collectively "Shut-Down Obligations") and any liabilities or obligations resulting from or related to the manner in which Buyer performs or fails to perform the Shut-Down Obligations.

          (f) By means of this Section 10.11(f), Buyer is not assuming any obligation for any Excluded Liabilities or Excluded Assets and
those  Excluded  Liabilities  and  Excluded  Assets  remain   the
obligation of Seller.  Notwithstanding the foregoing, and  except for  (i) those matters set forth in Section 10.11(b) (c) and  (d)
above and (ii) those claims related to Excluded Assets -- each of which  shall be covered regardless of the nature of the claim  or the  manner  in which the claim arises -- Seller's obligation  to
indemnify  Buyer  for  those  breaches  of  representations   and
warranties  set forth in Section 4.10 in accordance with  Section
9.1(a)(i)  and  for those Losses related to Excluded  Liabilities covered  under  Section  9.1(a)(v) shall  extend  only  to  those liabilities  or obligations that arise from or are related  to  a
claim   made   against  Buyer  independently  by  a  governmental
authority or a third party or to obligations arising under applicable Environmental Laws.

10.12 Confidentiality Agreements with Third Parties. Each of MMR and Seller shall use its best efforts to enforce the terms of any confidentiality or standstill agreements with third parties relating to the Acquired Assets and to require any such party to return any confidential information regarding the Business which they have obtained pursuant to any such agreements. All of Seller's rights in and to such confidentiality and standstill agreements (to the extent relating to the Business) shall be assigned to Buyer upon the occurrence of the Closing.

10.13 Docking Rights. Seller hereby agrees to permit Buyer marine and land access to its dock at the Port Sulphur Terminal for fleeting the M/V Benno C. Schmidt and storing spare parts and related equipment (including the items set forth on Schedule 2.1(c) that are located at the Port Sulphur Terminal on the Closing Date) for the six (6)-month period after the Closing Date. Buyer hereby agrees to permit Seller marine and land access to its dock at the Galveston Terminal for fleeting the M/V Marine Duval and storing spare parts and related equipment for the six (6)-month period after the Closing Date. Each vessel owner shall pay all costs associated with docking its vessel, including utilities. Neither Buyer nor Seller has any liability for security of, or loss or damage to, the other party's vessel.

10.14 Right of Access. Following the Closing, Buyer will provide Seller with access to the Acquired Assets, upon reasonable notice, for purposes of removing marks in accordance with Section 2.2(f) and assessing, monitoring and remediating environmental matters.

10.15     Devon Settlement Agreement.  Buyer will cooperate with
Seller and use its good faith, commercially reasonable efforts to assist Seller with obtaining a release of the money in escrow pursuant to the Devon Settlement Agreement.

                   ARTICLE XI.    TERMINATION

     11.1 Termination. This Agreement may, by Notice given at or prior to the Closing, be terminated:

          (a) By the mutual written consent of Seller, IMC, Savage and Buyer;

          (b) By IMC or Buyer if any condition to Closing required by Sections 7.1 or 7.2 has not been met or waived by each party entitled to grant such waiver by May 31, 2002 and the Asset Sale has not occurred by such date;

          (c)  By Seller if any condition to Closing required by Sections
7.1 or 7.3 has not been met or waived by each party entitled to grant such waiver by May 31, 2002 and the Asset Sale has not occurred by such date; and

          (d)  By IMC, Savage or Seller if the condition required by
Section 7.1(e) has not been met by April 30, 2002 or waived;

provided that in the case of Sections 11.1(b), (c) or (d) above, such Notice may not be given after the applicable condition has been satisfied; and provided, further, that the right to terminate this Agreement pursuant to this Section 11.1 shall not be available to a party if its failure to fulfill or perform any obligation or its breach of a representation or warranty under this Agreement has been a substantial cause of, or has substantially resulted in, the non-fulfillment of a condition to Closing.

11.2 Effect of Termination; Survival. Upon termination of this Agreement pursuant to Article XI, this Agreement shall be void and there shall be no liability by reason of this Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of a material breach of its representations and warranties contained herein or arising out of a material breach of any covenant in this Agreement prior to the date of termination.

11.3 Exclusive Termination Rights. Neither IMC, Savage, Buyer nor Seller may terminate this Agreement for any reason not expressly provided in Section 11.1 hereof. The foregoing notwithstanding, any claim of either Buyer or Seller against the other shall survive beyond the Closing Date as provided in
Section 9.3 hereof and neither party shall be deemed to have waived any right solely by virtue of Closing the transactions contemplated by this Agreement.

                  ARTICLE XII.   MISCELLANEOUS

12.1  Notices.   Any notice, communication, request,  reply,
consent, advice or disclosure notice ("Notice") required or permitted to be given or made by any party to the other in connection with this Agreement must be in writing and may be given or served only on a Business Day (a) by depositing such Notice in the United States mail, postage prepaid and registered or certified with return receipt requested, (b) by hand delivering such Notice, (c) by sending such Notice by a national commercial courier service for next business day delivery, in each case properly addressed as provided below, or (d) by sending such Notice via facsimile transmission. Notice deposited in the mail in the manner described above shall be effective seventy-two
(72) hours after such deposit; Notice hand delivered in person or delivered by commercial courier shall be effective at the time of delivery; and Notice given by facsimile shall be effective when such facsimile is transmitted to the facsimile number specified in this Section 12.1 and confirmation of transmission is received by the giver of such Notice (provided that a confirmation copy is sent no later than the next Business Day by documented overnight delivery service). For purposes of Notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

     If to Seller:

          Freeport-McMoRan Sulphur LLC
          1615 Poydras Street
          New Orleans, Louisiana  70112
          Attention:  General Counsel
          Facsimile No: (504) 585-3513

     With a copy to:

          Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
          L.L.P.
          201 St. Charles Avenue, 51st Floor
          New Orleans, Louisiana  70170-5100
          Attention:  Douglas N. Currault II, Esq.
          Facsimile No: (504) 589-8412

     If to MMR:

          McMoRan Exploration Co.
          1615 Poydras Street
          New Orleans, Louisiana  70112
          Attention:  General Counsel
          Facsimile No: (504) 585-3513

     With a copy to:

          Jones,  Walker,  Waechter,  Poitevent,  Carrere  &  Denegre,
          L.L.P.
          201 St. Charles Avenue, 51st Floor
          New Orleans, Louisiana  70170-5100
          Attention:  Douglas N. Currault II, Esq.

          Facsimile No: (504)589-8412

     If to MOXY:

          McMoRan Oil & Gas LLC
          1615 Poydras Street
          New Orleans, Louisiana  70112
          Attention:  General Counsel
          Facsimile No: (504) 585-3513

     With a copy to:

          Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
          L.L.P.
          201 St. Charles Avenue, 51st Floor
          New Orleans, Louisiana  70170-5100
          Attention:  Douglas N. Currault II, Esq.
          Facsimile No: 504-589-8412

     If to Buyer:

          Gulf Sulphur Services Ltd., LLP
          c/o Savage Industries Inc.
          5250 South Commerce Drive
          Suite 200
          Salt Lake City, Utah  84107
          Attention: Executive Vice President, Chemical Refining and Industrial Services
          Facsimile No: (801) 269-0543

     with a copy to:

          Gulf Sulphur Services Ltd., LLP
          c/o Savage Industries Inc.
          5250 South Commerce Drive
          Suite 200
          Salt Lake City, Utah  84107
          Attention:  Executive Vice President and General
          Counsel
          Facsimile No: (801) 261-8766

     and:

          Gulf Sulphur Services Ltd., LLP
          c/o IMC Global Inc.
          Suite 300
          100 Saunders Road
          Lake Forest, Illinois  60045
          Attention:  General Counsel
          Facsimile No: (847) 739-1606

     and:

          Altheimer & Gray
          10 South Wacker Drive
          Suite 4000
          Chicago, Illinois  60606
          Attention:  Phillip Gordon and Jeffrey C. Everett
          Facsimile No: (312) 715-4800

or such substituted persons or addresses of which any of the parties may give Notice to the other in writing.

12.2 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

12.3 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, all expenses, including fees for legal, accounting, investment banking, financial and other advisory services, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party hereto incurring them. Notwithstanding the foregoing, (a) Seller shall pay the cost of all title commitments on the Real Property, (b) Buyer and Seller shall each pay one-half (1/2) of the premiums for the owner's policies of title insurance (including the fee for any survey endorsement) to be issued to Buyer by the title company on the Real Property at Closing, (c) Seller shall pay the cost of all surveys on the Real Property, and (d) Buyer shall pay the fees, taxes and costs for recording any deeds and assignments.

12.4 Interpretation.

          (a) The table of contents and section headings contained herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each of the parties has participated substantially in the negotiation and drafting of this Agreement and each party hereby disclaims any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

          (b) References to "Articles," "Sections" or "Schedules" shall be Articles or Sections of or Schedules to this Agreement unless otherwise specifically provided.

          (c) Wherever the words "include," "includes," and "including" are used herein, such words shall be deemed to be followed by the words "without limitation."

          (d)  The word "or" is not exclusive.

          (e)  Words in the singular include the plural, and vice versa.

12.5 Integrated Agreement. This Agreement (along with the Exhibits and Schedules referenced herein), the Buyer's Ancillary Documents, the Seller's Ancillary Documents, the Confidentiality Agreements, and the other documents and agreements to be executed pursuant to such documents constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, covenants or understandings, among the parties other than those set forth herein or therein, all prior agreements and understandings being superseded hereby. Except and as to the extent set forth in Articles IV and V, and in any Schedule or Exhibit thereto or any certificate delivered pursuant to Article VII, neither party makes any representations or warranties whatsoever, and disclaims all liability and responsibility for any representation or warranty made or communicated orally or in writing to the other party (including any information, opinion or advice that may have been provided to the other party by any officer, director or employee of such party, such party's counsel or accountants, or any other agent, consultant or representative of such party, none of which has been relied upon by the other party). Without limiting the generality of the foregoing, this Agreement shall not be governed by the warranties provided by Article 2 of the
Uniform Commercial Code or any similar laws adopted in any jurisdiction. A disclosure set forth in a particular schedule in the Disclosure Schedule shall be deemed to modify only the representation and warranty to which such disclosure specifically relates, and shall not be deemed disclosed with respect to any other schedules in the Disclosure Schedule or other representation or warranty.

12.6 Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State. Each of Buyer, and the Seller consents to the exclusive jurisdiction of the state courts of and federal courts located in the State of Delaware for the enforcement of the obligations evidenced by this Agreement and any dispute arising out of this Agreement, and expressly waives any defense based upon venue or forum non conveniens.

12.7 Guaranty. Each of MMR and MOXY hereby unconditionally, absolutely, continuingly and irrevocably guarantees, as a primary obligor and not merely as a surety, to Buyer the performance by Seller of all of its covenants, agreements, obligations and liabilities arising under or pursuant to this Agreement, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (the "Seller Liabilities"). Buyer shall not be required to seek to enforce or resort to any remedies against Seller on account of Seller Liabilities. Each of MMR's and MOXY's obligations and liabilities to Buyer under this Section 12.7 shall in no way be impaired, affected, reduced or released by reason of the voluntary or involuntary liquidation, dissolution, sale or other disposition of all of substantially all of the assets of Seller or the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings or any other inability to pay or perform affecting, Seller or any of its assets, or any allegation concerning, or contest of the legality or validity of, the indemnification obligations under this Agreement.

12.8 Parties in Interest and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and no party hereto may assign its rights or obligations hereunder without the prior written consent of the other party, except that Buyer may assign its rights to a wholly-owned subsidiary hereunder as long as Buyer is not relieved of its obligations hereunder. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement; provided that IMC shall have the rights of a third party beneficiary with respect to the rights of Buyer hereunder.

12.9 Amendment. Unless otherwise provided herein, this Agreement may be amended only by an agreement in writing signed by each party hereto.

12.10 Counterparts. This Agreement may be executed by the parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.11 Specific Performance. Each party agrees that if either party fails to consummate the transactions contemplated herein for any reason other than as permitted by Section 11.1, such failure will cause irreparable injury, the amount of which will be impossible to estimate and which cannot be adequately compensated. Accordingly, the parties agree that in such event, in addition to any other remedy which may be available at law or in equity, the other party consents to and shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.
          [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

                                   FREEPORT-McMoRan SULPHUR LLC



                                      By:   /s/ Richard C. Adkersen
                                           ------------------------
                                      Name: Richard C. Adkersen
                                      Title:


                                   McMoRan EXPLORATION CO.



                                      By:  /s/ Richard C. Adkersen
                                           -----------------------
                                      Name:    Richard C. Adkersen
                                      Title:


                                   McMoRan OIL & GAS LLC



                                      By: /s/ Richard C. Adkersen
                                         ------------------------
                                      Name: Richard C. Adkersen
                                      Title:


                                   GULF SULPHUR SERVICES LTD., LLP


                                   By:Sulphur Assets Holding Company, LLC
                                   Its:           General Partner


                                   By:     Savage Industries Inc.
                                   Its:                    Member


                                         By: /s/ Allen B. Alexander
                                            -----------------------
                                       Name:  Allen B. Alexander
                                      Title: